                                                                     EXHIBIT 2.1

________________________________________________________________________________


                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                               VERTICALNET, INC.
                         (a Pennsylvania corporation),

                                 NECX.com LLC
                    (a Delaware limited liability company),

                            R.W. ELECTRONICS TRUST
                       (a Massachusetts business trust),

                            R.W. ELECTRONICS, INC.
                        (a Massachusetts corporation),

                              ROBERT R. BENEDICT

                                      and

                               PETER L. LESAFFRE

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                            Page
1.   DEFINITIONS                                                              1

2.   SALE AND PURCHASE..................................................     11

     2.1  Agreement to Sell and Purchase................................     11
     2.2  Purchase Price................................................     13
     2.3  Escrow Account................................................     13
     2.4  Allocation of the Purchase Price..............................     13
     2.5  Assumption of Liabilities.....................................     14
     2.6  Post-Closing Purchase Price Adjustment........................     15
     2.7  Consent of Third Parties......................................     16

3.   CLOSING............................................................     17

     3.1  Location, Date................................................     17
     3.2  Deliveries....................................................     17

4.   REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER PARTIES..     18

     4.1  Corporate Status..............................................     18
     4.2  Authorization.................................................     19
     4.3  Consents and Approvals........................................     19
     4.4  Stock Ownership...............................................     19
     4.5  Financial Statements..........................................     19
     4.6  Title to Purchased Assets and Related Matters.................     20
     4.7  Real Property.................................................     20
     4.8  Certain Personal Property.....................................     21
     4.9  Non-Real Estate Leases........................................     21
     4.10 Accounts Receivable...........................................     22
     4.11 Inventory.....................................................     22
     4.12 Liabilities...................................................     22
     4.13 Taxes.........................................................     22
     4.14 Subsidiaries..................................................     23
     4.15 Legal Proceedings and Compliance with Law.....................     23
     4.16 Contracts.....................................................     24

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
     4.17 Insurance.....................................................     25
     4.18 Intellectual Property.........................................     25
     4.19 Software......................................................     28
     4.20 Employee Relations............................................     29
     4.21 ERISA.........................................................     29
     4.22 Corporate Records.............................................     32
     4.23 Absence of Certain Changes....................................     32
     4.24 Previous Sales; Warranties....................................     33
     4.25 Customers and Suppliers.......................................     33
     4.26 Operation of the Business.....................................     33
     4.27 Finder's Fees.................................................     33
     4.28 Investment Representations....................................     33
     4.29 Additional Information........................................     35
     4.30 Transactions with Affiliates..................................     35
     4.31 Accuracy of Information.......................................     35

5.   REPRESENTATIONS AND WARRANTIES OF THE BUYER AND VERT...............     35

     5.1  Organizational Status.........................................     35
     5.2  Authorization.................................................     36
     5.3  Financing.....................................................     36
     5.4  Consents and Approvals........................................     36
     5.5  Finder's Fees.................................................     36
     5.6  Reports.......................................................     36
     5.7  Accuracy of Information.......................................     36

6.   COVENANTS OF THE SELLER PARTIES....................................     37

     6.1  Conduct of the Business.......................................     37
     6.2  Access to Information.........................................     38
     6.3  Satisfaction of Liabilities...................................     39
     6.4  No Solicitation...............................................     39
     6.5  Competition and Confidentiality...............................     39
     6.6  Transfer of Purchased Assets and Business.....................     40

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
     6.7  Employees and Business Relations..............................     41
     6.8  Related Parties...............................................     41
     6.9  Restrictions on Transfer......................................     41
     6.10 Update Disclosure Schedules...................................     41

7.  COVENANTS OF BUYER AND VERT.........................................     42

     7.1  Related Parties...............................................     42
     7.2  Bulk Sales....................................................     42
     7.3  Registration Rights...........................................     42

8.   MUTUAL COVENANTS...................................................     45

     8.1  Fulfillment of Closing Conditions.............................     45
     8.2  Employees.....................................................     45
     8.3  Disclosure of Certain Matters.................................     46
     8.4  Additional Financial Statements...............................     46
     8.5  Public Announcements..........................................     46
     8.6  Transfer Taxes................................................     46
     8.7  Confidentiality...............................................     47
     8.8  Expenses......................................................     47
     8.9  Accounts Receivable...........................................     47
     8.10 Inventory.....................................................     47

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER PARTIES..........     48

     9.1 Representations and Warranties.................................     48
     9.2  Agreements, Conditions and Covenants..........................     48
     9.3  Legality......................................................     48

10.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER...................     48

     10.1 Representations and Warranties................................     48
     10.2 Agreements, Conditions and Covenants..........................     49
     10.3 Legality......................................................     49
     10.4 Due Diligence Review..........................................     49
     10.5 Disclosure Schedules..........................................     49
     10.6 Seller Required Consents and Approvals........................     49

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
     10.7 Third Party Consents..........................................     49

11.  INDEMNIFICATION....................................................     50
     11.1  By the Seller Parties........................................     50
     11.2  By VERT and the Buyer........................................     50
     11.3  Procedure for Claims.........................................     50
     11.4  Claims Period................................................     54
     11.5  Third Party Claims...........................................     54
     11.6  Effect of Investigation or Knowledge.........................     54

12.  TERMINATION........................................................     55

     12.1  Grounds for Termination......................................     55
     12.2  Effect of Termination........................................     55

13.  GENERAL MATTERS....................................................     56

     13.1  Contents of Agreement........................................     56
     13.2  Amendment, Parties in Interest, Assignment, Etc..............     56
     13.3  Further Assurances...........................................     56
     13.4  Interpretation...............................................     56
     13.5  Counterparts.................................................     56
     13.6  Disclosure Schedules.........................................     57

14.  REMEDIES...........................................................     57

15.  NOTICES............................................................     57

16.  GOVERNING LAW......................................................     58

Schedules
---------

Exhibits
--------

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     This ASSET PURCHASE AGREEMENT is made as of the 16th day of February 2000, by and among R.W. ELECTRONICS, INC., a Massachusetts corporation d/b/a Real World (the "Seller" or the "Company"), R.W. ELECTRONICS TRUST, a Massachusetts business trust (the "Trust"), ROBERT R. BENEDICT ("Benedict"), PETER L. LESAFFRE ("LeSaffre" and together with Benedict, the "Stockholders"), NECX.com LLC, a Delaware limited liability company (the "Buyer") and VERTICALNET, INC., a Pennsylvania corporation ("VERT" and together with the Buyer, the "Buyer Parties"). Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.

                                  BACKGROUND
                                  ----------

     The Stockholders own all of the issued and outstanding beneficial interests of the Trust and are the sole trustees of the Trust.

     The Trust owns all of the issued and outstanding shares of the capital stock of the Seller. The Seller owns and operates the Business (defined below).


     This Agreement sets forth the terms and conditions upon which the Buyer is purchasing the Purchased Assets (defined below) and assuming the Assumed Liabilities (defined below) from the Seller and the Seller is selling the Purchased Assets and transferring the Assumed Liabilities to the Seller.

                                  WITNESSETH
                                  ----------

     NOW, THEREFORE, the Parties, intending to be legally bound hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants contained herein, hereby agree as follows:

1.   Definitions.
     -----------

     For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

     "Accounts Receivable" means, as of any date, any trade accounts receivable, notes receivable, bid, performance, lease, utility or other deposits, employee advances and other miscellaneous receivables of the Business.

     "Acquisition Proposal" means, with regard to the Seller, a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination, purchase or sale of an equity interest or purchase or sale of the Seller's assets or any part of its Business, other than a sale of Inventory in the ordinary course of business.

     "Affiliates" means, with respect to a particular Party, Persons or entities controlling, controlled by or under common control with that Party, as well as any officers and their nuclear family members, directors and their nuclear family members, and majority-owned entities of that Party and of its other Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of any of the voting stock or other equity interest shall be deemed to constitute control. For purposes of the foregoing, nuclear family members shall include spouses, parents and children.

     "Agreement" means this Agreement, the Exhibits and the Disclosure Schedules hereto.

     "Assumed Liabilities" is defined in Section 2.5(a).

     "Balance Sheet" is defined in Section 4.5.

     "Balance Sheet Date" is defined in Section 4.5.

     "Benedict" is defined above in the preamble.

     "Benefit Plan" means (x) any pension plan, 401(k) plan, profit-sharing plan, health or welfare plan, and any other employee benefit plan (within the meaning of Section 3(3) of ERISA) that is maintained or sponsored by the Seller or to which the Seller contributes or for which the Seller otherwise has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, and (y) any other benefit arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to one or more present or former employees, directors, agents, or independent contractors, that is maintained or sponsored by the Seller or to which the Seller contributes or for which the Seller otherwise has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, including, without limitation, employment agreements, severance policies or agreements, executive compensation arrangements, incentive arrangements, sick leave, vacation pay, salary continuation, consulting or other compensation arrangements, workers' compensation, bonus plans, stock option, stock grant or stock purchase plans, medical insurance, life insurance, tuition reimbursement programs or scholarship programs, any plans subject to section 125 of the Code, and any plans providing benefits or payments in the event of a change of ownership or control, and any employee longevity program and benefits offered by the Seller.

     "Bill of Sale, Assignment and Assumption Agreement" means a bill of sale, assignment and assumption agreement by and between the Seller and the Buyer in substantially the same form as Exhibit A.

     "Building Leases" means (a) that certain lease dated February 1, 2000 by and between Roadrunner Realty Trust, as lessor, and the Seller, as lessee, for suites 1-4, 206 Andover Street, Andover, Massachusetts and (b) that certain lease dated September 14, 1999 by and between

W9/TIB Real Estate LP, as lessor, and the Seller, as lessee, for a portion of the premises located at 220 Ballardvale Street, Wilmington, Massachusetts.

     "Business" means the entire business, operations, facilities and Assets (other than the Excluded Assets) of the Seller.

     "Business Day" means a day other than a Saturday or Sunday, or a day on which the banking institutions of the Commonwealth of Pennsylvania or the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

     "Buyer" is defined above in the preamble.

     "Buyer Parties" is defined above in the preamble.

     "Charter Documents" means a Person's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement, declaration of trust or similar document governing the entity.

     "Closing" is defined in Section 3.1.

     "Closing Certificates" means the certificates to be delivered by the Seller at the Closing under Section 3.2 and any other provisions hereof.

     "Closing Date" is defined in Section 3.1.

     "Closing Financial Statements" is defined in Section 8.4.

     "Closing Payment" is defined in Section 2.2(a).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Stock" means the Common Stock of VERT, $0.01 par value per share.

     "Component" means any software, Software Product, Custom Software, Hardware, Database or Embedded Control in which Seller has an ownership interest.

     "Confidential Information" means any confidential information or Trade Secrets of the Seller, including personnel information, advertising and marketing plans or systems, distribution and sales methods or systems, sales and profit figures, customer and client lists, customer, client and supplier information and any relationships with dealers, distributors, wholesalers, customers, clients, suppliers and any other Persons who have, or have had, business dealings with the Business.

     "Consulting Agreement" means the Consulting Agreement between the Buyer and Benedict in substantially the same form as Exhibit B.

     "Contract" means any written or oral contract, agreement, lease, instrument, or other document or commitment, arrangement, undertaking, practice or authorization that is binding on any Person or its property under any applicable Law.

     "Copyrights" means any copyrights in both published and unpublished works.

     "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any person or its property under applicable Law.

     "Custom Software" means any computer software that has been developed or designed for use in the Business.

     "Database" means any data and other information recorded, stored, transmitted and retrieved in electronic form by a System or any Component, whether located on any Components of a System or archived in storage media of a type employed or used in conjunction with any Component or System.

     "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause an Encumbrance to arise, or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

     "Disclosure Schedule" means any of the Schedules hereto containing information relating to the Seller pursuant to Section 4 and other provisions hereof that has been provided to the Buyer on the date hereof.

     "Effective Date" means the date on which a registration statement identified in Section 7.3 is declared effective by the Commission.

     "Embedded Control" means any microprocessor, microcontroller, smart instrumentation or other sensor, driver, monitor, robotic or other device containing a semiconductor, memory circuit, BIOS, PROM or other microchip.

     "Employment Agreement" means the Employment Agreement between the Buyer and LeSaffre in substantially the same form as Exhibit C.

     "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "Environmental Condition" is defined in Section 4.15(b).

     "Environmental Law" means all Laws and Court Orders relating to pollution or protection of the environment as well as any principles of common law under which a Party may be held liable for the Release or discharge of any Hazardous Substance into the environment.

     "Environmental Liability" means any liability, known or unknown, relating to or arising out of an Environmental Condition.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

     "ERISA Affiliate" means any person that, together with the Seller, is or was at any time treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA and any general partnership of which the Seller is or has been a general partner. For purposes of Section 4.21, the term "Seller" includes any ERISA Affiliate.

     "Escrow Agent" means the entity mutually selected by the Seller and the Buyer to serve as escrow agent pursuant to the terms of the Escrow Agreement.

     "Escrow Agreement" means the escrow agreement by and among the Seller, the Buyer and the Escrow Agent in the form of Exhibit D.

     "Escrow Stock" means 132,471 shares of Common Stock (equal to $25,000,000 divided by the Interim Period Average Price).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Firm Stock" means 44,510 shares of Common Stock (equal to $8,400,000 divided by the Interim Period Average Price).

     "Floating Stock" means shares of Common Stock equal to the number of shares computed using the formula set forth on Schedule 1.

     "GAAP" means generally accepted US accounting principles.

     "Governmental Permits" means any governmental permits, licenses, registrations, certificates of occupancy, approvals and other governmental authorizations.

     "Hardware" means any mainframe, midrange computer, personal computer, notebook or laptop computer, server, switch, printer, modem, driver, peripheral or any component of any of the foregoing, all as used in the Business.

     "Hazardous Substances" means any toxic, carcinogenic or hazardous gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety including (a) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. " 9601 et seq., (b) any "extremely hazardous
                                -- ----
substance," "hazardous chemical," or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. " 11001 et seq., (c) any "hazardous waste," as defined under the federal Solid
      -- ----
Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. " 6901 et seq., (d) any "pollutant," as defined under the federal Water
              -- ----
Pollution Control Act, 33 U.S.C. " 1251 et seq., as any of such laws in clauses
                                        -- ----
(a) through (d) as amended, and (e) any regulated substance or waste under any Laws or Court Orders that have been enacted, promulgated or issued by any federal, state or local governmental authorities concerning protection of the environment.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Immaterial Lease" is defined in Section 4.9.

     "Initial Issuance Average Price" means the average closing price of the Common Stock as reported by the Nasdaq National Market for the period from and including the trading day immediately after the date of this Agreement to the trading day immediately prior to the Effective Date, as adjusted for stock dividends, combinations, stock splits or similar events.

     "Intellectual Property" means any Copyrights and registrations or applications for registration of Copyrights in any jurisdiction, and any renewals or extensions thereof, Patents, Trademarks, technology rights and licenses, Trade Secrets, franchises, inventions, discoveries, know-how, formulae, specifications and ideas, rights in research and development, and commercially practiced processes and inventions, whether patentable or not in any jurisdiction and any other intellectual property used by the Seller.

     "Interim Period Average Price" means the average closing price of the Common Stock as reported by the Nasdaq National Market for the period from and including December 17, 1999 to the trading day immediately prior to the date of this Agreement, as adjusted for stock dividends, combinations, stock splits or similar events.

     "Inventory" means all inventory of the Company, including raw materials, supplies, packaging supplies, work in process and finished goods and inventory carried on the books of the Seller as "inventory under management."

     "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental or quasi-governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health and welfare, pensions, employee benefits, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, retirement, wage and hour, and price and wage control matters.

     "LeSaffre" is defined above in the preamble.

     "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

     "Litigation" means any lawsuit, action, arbitration, administrative, quasi-administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

     "Material Adverse Effect" means a material adverse effect on the Business, including the assets, financial condition, results of operations, liquidity, products, competitive position, customers and customer relations thereof.

     "Minor Contract" means any Contract that is terminable by a party on not more than 30 days" notice without any Liability and any Contract under which the obligation of a party (fulfilled and to be fulfilled) involves an amount of less than $25,000.

     "Net Assets" means the difference between (a) the Purchased Assets (including deposits, prepaid expenses, Inventory and Accounts Receivable), and
(b) the Assumed Liabilities computed on an accrual basis in accordance with GAAP consistently applied. Notwithstanding the foregoing, current assets (other than Inventory) that have maturities of one year or less from the Closing Date and are owned directly rather than through a money market account shall be valued at their face unpaid principal amount plus accrued but unpaid interest thereon through the Closing Date, with longer-term obligations and investments of this nature, if any, to be valued at their market values on the Closing Date.

     "Net Asset Target" is defined in Section 2.6(a).

     "Net Asset Valuation" is defined in Section 2.6(a).

     "Net Asset Value" is defined in Section 2.6(b).

     "Non-Assignable Contract" is defined in Section 2.7.

     "Non-Competition Period" is defined in Section 6.5.

     "Non-Real Estate Leases" is defined in Section 4.9.

     "Off-the-Shelf-Software" is defined in Section 4.18(a)(i).

     "Ordinary course" or "ordinary course of business" means the ordinary course of business for the Business that is consistent with past practices.

     "Other Real Estate Leases" is defined in Section 4.7.

     "Parties" means the Buyer Parties and the Seller Parties.

     "Patents" means any patents together with any extensions, reexaminations and reissues of such patents, patents of addition, patent applications, divisions, continuations, continuations-in-part, and any subsequent filings in any country or jurisdiction claiming priority therefrom.

     "Person" means any natural person, business trust, corporation, partnership, limited liability company, joint stock company, proprietorship, association, trust, joint venture, unincorporated association or any other legal entity of whatever nature.

     "Pledge Agreement" means the Pledge Agreement between the Seller and the Buyer in substantially the same form as Exhibit E.

     "Prime Rate" means the prime lending rate as announced from time to time in The Wall Street Journal.
-----------------------

     "Purchased Assets" is defined in Section 2.1(a).

     "Purchase Price Adjustment" is defined in Section 2.2(d).

     "Purchase Price Allocation" is defined in Section 2.4(a).

     "Real Property" is defined in Section 4.7.

     "Required Registration Statement" is defined in Section 7.3(a).

     "Release" means any release, spill, emission, leaching, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" is defined above in the preamble.

     "Seller Parties" means the Seller, the Trust and the Stockholders.

     "Seller Representatives" means any investment advisors, accountants, counsel, agents or other Persons who may act on behalf of the Seller.

     "Seller Required Consents" is defined in Section 4.3.

     "Seller's knowledge" or "knowledge of the Seller" means the actual knowledge of either of the Stockholders.

     "Shares" means those shares of (i) Firm Stock, (ii) Floating Stock and
(iii) Escrow Stock.

     "Software Products" means all computer operating, security or programming software, that is owned by or licensed to Seller or used, in whole or in part, directly or indirectly, or has been developed or designed for or is in the process of being developed or designed for use, in whole or in part, directly or indirectly, in the conduct of the Business of any nature whatsoever, including all systems software, all applications software, whether for general business usage (e.g., accounting, finance, word processing, graphics, spreadsheet analysis, etc.) or specific, unique-to-the-Business usage (e.g., telephone call processing, etc.), and any and all documentation and object and source codes related thereto.

     "Stockholders" is defined in the preamble.

     "System" means any combination of any software, Software Product, Custom Software, Hardware, Database or Embedded Control.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority including income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

     "Termination Date" is defined in Section 3.1.

     "Tonneson" means Tonneson & Company CPAs PC.

     "Trade Secrets" means any know-how, trade secrets, customer lists, software, know-how and other technical information, data, process technology, plans, drawings (including engineering and auto-cad drawings), innovations, designs, ideas, proprietary information and blue prints, owned, used or licensed either directly or indirectly (as licensor or licensee) by the Seller and used in the operation of the Business, except for any such item that is generally available to the public.

     "Trademarks" means any registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks, brand names, certification marks, trade dress, goodwill associated with the foregoing and registrations in any jurisdictions of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application used by the Seller in the operation of the Business.

     "Transaction Documents" means this Agreement, the Bill of Sale, Assignment and Assumption Agreement, the Escrow Agreement, the Employment Agreement, the Consulting Agreement and the Pledge Agreement.

     "Transactions" means the purchase and sale of the Purchased Assets at the Closing and the other transactions contemplated by the Transaction Documents.

     "US" means the United States of America.

     "Welfare Plan" is defined in Section 4.21(g).

     "Year 2000 Compliant" means:

          (a) As applied to any Component or product, that each such Component or product: (i) is designed (or has been modified) to be used after January 1, 2000; (ii) operates without error arising from the creation, recognition, acceptance, calculation, display, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date-dependent or date-related data, including century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities; and
(iii) is not adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century.

          (b) As applied to any System, that: (i) each Component of such System is designed (or has been modified) in conformance with the criteria set forth in subparagraph (a), above; (ii) the design architectures and functionalities embodying, reflecting or affecting the criteria set forth in subparagraph (a), above, of all Components of such System (or the methods used to modify them) are compatible and, when operated in, on or in conjunction with any other Component of such System, will not cause such System or any of its Components to fail to satisfy the criteria set forth in subparagraph (a), above.

          (c) As applied to the Company, that: (i) each information system and infrastructure system that is material to its Business conforms to the criteria set forth in subparagraphs (a) and (b) above; and (ii) no information system or infrastructure system that is material to its Business receives data from or communications with any Component or System external to itself (whether or not such external Component or System is the Company's or any third party's) that does not conform to the criteria set forth in subparagraphs (a) and (b) above.

     "Year 2000 Problem" means any actual or potential failure of the Company or any of its Systems, Components or products, other than Inventory, to be Year 2000 Compliant.

2.   Sale and Purchase:
     -----------------

     2.1  Agreement to Sell and Purchase.

          (a) At the Closing, the Seller shall grant, sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase from the Seller, all right, title and interest of the Seller in and to all of the assets, properties, and rights of every kind, and description, real, personal and mixed, tangible and intangible wherever situated constituting or used in the Business on the Closing Date other than the Excluded Assets (the "Purchased Assets"), free and clear of all Encumbrances (subject to Section 3.2(a)(iii)), but including the following:

               (i)    all Accounts Receivable;

               (ii)   all Inventory;

               (iii) all furniture, fixtures, automobiles, leasehold improvements, tooling, machinery and equipment;

               (iv) all customer records, including principal contacts, addresses and telephone numbers, purchasing history, equipment demographics, payment information and any other information;

               (v) all records with respect to suppliers, employees and other aspects of the Business;

               (vi)   all Patents;

               (vii)  all Trade Secrets;

               (viii) all Copyrights;

               (ix)   all manufacturing, warehouse and office supplies;

               (x) all Software Products, Off-the-Shelf Software and Custom Software (including documentation and related object and source codes);

               (xi)   all Trademarks;

               (xii) all rights under the Building Leases, the Other Real Estate Leases and the Non-Real Estate Leases, and any easements, deposits or other rights pertaining thereto;

               (xiii) all rights under any Governmental Permits;

               (xiv)  all rights related to any prepaid expenses;

               (xv) all the assets of the Seller as set forth on the Balance Sheet and those assets of the Seller whose ownership by the Seller is implied by the assumptions made in the preparation of the Balance Sheet, except as otherwise indicated on Schedule 2.1;

               (xvi)   all equity interests owned by the Seller in any Person;

               (xvii) all notes receivable from non-shareholder employees of the Seller (aggregating $53,600);

               (xviii) all rights under any Contracts except to the extent specified in Section 2.5;

               (xix)   all goodwill and other intangible assets of the Seller;
and

               (xx) all universal resource locators used by the Seller in connection with the Business.

          (b) Notwithstanding the foregoing, the Purchased Assets shall not include any of the following (the "Excluded Assets"):

               (i) the corporate seals, Charter Documents, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of the Seller;

               (ii) the rights that accrue or will accrue to the Seller under this Agreement; or

               (iii)   the Excluded Assets specified on Schedule 2.1.

     2.2  Purchase Price.  In addition to the assumption of the Assumed
          --------------
Liabilities, the aggregate price to be paid by the Buyer to the Seller for the purchase of the Purchased Assets shall be $78 million (the "Purchase Price"). The Buyer shall pay the Purchase Price as follows:

          (a) at the Closing, the Buyer shall pay to the Seller $10,000,000 (the "Closing Payment") by a wire transfer of immediately available funds, in accordance with written instructions provided by the Seller to the Buyer prior to the Closing Date;

          (b) at the Closing, the Buyer shall deliver the Escrow Shares to the Escrow Agent in accordance with the Escrow Agreement. Such consideration delivered to the Escrow Agent, together with any investment proceeds thereon and any distributions with respect thereto as provided in the Escrow Agreement, are referred to collectively herein as the "Escrow Funds;"

          (c) at the Closing, the Buyer shall deliver to the Seller a stock certificate(s) representing the Firm Stock and the Floating Stock; and

          (d) after the Closing, the Buyer or the Seller, as appropriate, shall pay the

Purchase Price Adjustment.

     2.3  Escrow Account. At the Closing, the Seller and the Buyer shall enter
          --------------
into the Escrow Agreement with the Escrow Agent under which the Escrow Agent shall hold the Escrow Funds for possible claims against the Seller under Section 11 hereof.

     2.4  Allocation of the Purchase Price. The Purchase Price shall be
          --------------------------------
allocated among the Purchased Assets in accordance with the respective fair market values of the Inventory and other Purchased Assets pursuant to an allocation schedule prepared by the Buyer and the Seller after the Closing in accordance with Section 1060 of the Code and the regulations adopted thereunder (the "Purchase Price Allocation"). Neither the Seller nor the Buyer will take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 2.4, and the Seller and the Buyer shall file Form 8594 with the US Internal Revenue Service in a manner consistent with the Purchase Price Allocation. Although the Parties agree that no portion of the Purchase Price will be allocated to the covenant contained in
Section 6.5 hereof, the allocation of the Purchase Price set forth herein is for tax purposes only and shall not in any way affect the enforceability of the covenant contained in Section 6.5.

     2.5  Assumption of Liabilities.
          -------------------------

          (a) At the Closing, the Buyer shall assume and agree to pay, discharge or perform, as appropriate, when due only the Liabilities of the Seller specifically identified below in this Section 2.5(a) (the "Assumed Liabilities"):

               (i) all expenses, accounts payable and other Liabilities of the Business set forth on Schedule 2.5(a), and in each case as set forth on the Balance Sheet (to the extent that they shall not have been satisfied prior to the Closing);

               (ii) all expenses, accounts payable and other Liabilities of the Business set forth on Schedule 2.5(a) arising after the date of the Balance Sheet that were incurred in the ordinary course of business; and

               (iii) any Contracts related to the Business, identified as assumed Contracts on Schedule 4.16 and those Contracts related to the Business that would have been identified as an assumed Contract on Schedule 4.16, but for such Contract being designated as a Minor Contract; provided, however, that the
                                                    --------  -------
aggregate amount of Liabilities assumed by the Buyer pursuant to such Minor Contracts shall not exceed $250,000.

          (b) Notwithstanding paragraph (a) above or any other provision of this Agreement, the Buyer is not assuming under this Agreement or any other Transaction Document any Liability that is not specifically identified as an Assumed Liability under Section 2.5(a), including any of the following (each, an "Unassumed Liability"): (i) Liabilities arising out of any Default by the Seller of any provision of any Contract; (ii) any product liability or similar claim for injury to any Person or property, regardless of when made or asserted, that arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by the Seller, or alleged to have been made by the Seller, or that is imposed or asserted to be imposed by operation of law in connection with any service performed or product sold or leased by or on behalf of the Seller on or prior to the Closing; (iii) any Federal, foreign, state or local income or other Tax payable with respect to the Business, the Purchased Assets, or other properties or operations of the Seller or any member of any affiliated group of which the Seller is a member for a period prior to the Closing Date; (iv) any Liabilities under or in connection with any Excluded Assets; (v) any Liabilities arising prior to the Closing Date or as a result of the Closing for severance, bonuses or any other form of compensation to any employees, agents or independent contractors of the Seller, whether or not employed by the Buyer after the Closing and whether or not arising or under any applicable Law, Benefit Plan or other arrangement with respect thereto; (vi) any Liabilities of the Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the Transactions (except as otherwise provided in Section 2.6(d)); (vii) any Environmental Liability arising from or related to circumstances existing on or before the Closing Date; (viii) Liabilities arising from or related to any Contracts as to which a Seller Required Consent is not obtained by the Closing Date regardless of whether the Buyer waives delivery of the Seller Required Consent; (ix) any Liabilities to give credits or take other remedial actions for defective goods or services; (x) any Liability arising from those items set forth on Schedule 4.15(a) and any Liabilities arising from any claims that should have been but were not set forth on Schedule 4.15(a); (xi) any Liability arising from any Benefit Plan; (xii) any Liability of the Seller arising from or related to any employment discrimination charge, sexual harassment claim or any ERISA based on the acts or omissions of the Seller during any period prior to the Closing Date; (xiii) any Liabilities related to trademark infringement or other similar claims related to the use of the marks "REAL WORLD" and "TECHNOLOGY TRADING COMPANY"; (xiv) all liabilities for the payment of premiums under the Seller's insurance contracts; (xv) all promissory notes listed on Schedule 4.16; and (xvi) any other Liabilities, regardless of when made or asserted, that are not specifically assumed hereunder.

     2.6  Post-Closing Purchase Price Adjustment.
          --------------------------------------

          (a) The Purchase Price shall be increased or decreased on a dollar-for-dollar basis to the extent that the value of the Net Assets of the Business as set forth on the Closing Balance Sheet (the "Net Asset Value") shall be greater or less, respectively, than $6,750,000 (the "Net Asset Target") as determined by Tonneson in accordance with Section 2.6(b) (the "Net Asset Valuation"). The Parties shall cause such accountants to perform the Net Asset Valuation in connection with the preparation of the Closing Financial Statements to be prepared under Section 8.4 within 45 days after the Closing Date and, within 10 days of the completion of the Net Asset Valuation, to provide the Parties notice (the "Asset Notice") of the results of the Net Asset Valuation and whether such results provide for an increase or decrease in the Purchase Price. Within 20 days of receipt of the Asset Notice, or, in the alternative, within 20 days of the final resolution of any dispute of the Net Asset Valuation, the Purchase Price Adjustment shall be paid by wire transfer of immediately available funds as follows:

               (i) if the Net Asset Value is greater than the Net Asset Target, then VERT shall pay to the Seller an amount equal to the amount by which the Net Asset Value exceeds the Net Asset Target;

               (ii) if the Net Asset Value is equal to the Net Asset Target, then there shall be no adjustment to the Purchase Price; or

               (iii) if the Net Asset Value is less than the Net Asset Target, then the Seller Parties shall pay to VERT an amount equal to the amount by which the Net Asset Value is less than the Net Asset Target (the "Net Asset Deficiency"). To the extent the Net Asset Deficiency is in excess of $500,000, the Seller Parties shall be entitled to defer, on an interest-free basis, payment of any amount of the Net Asset Deficiency in excess of $500,000 until 30 days following the Effective Date. If the Seller Parties fail to pay such amount to the Buyer by the specified time, the Buyer shall be entitled to recover the Net Asset Deficiency by setting off against any amounts that may be due to the Stockholders under the Employment Agreement or Consulting Agreement.

          (b) The Net Asset Value shall be determined in accordance with GAAP, consistently applied and in accordance with the Seller's past practices.

          (c) VERT may dispute the Net Asset Valuation in the following manner. Within 10 days of receipt of the Asset Notice, VERT shall give the Seller notice of its disagreement with the Net Asset Valuation (the "Dispute Notice"), and such notice shall specify in detail the nature of the disagreement. During the 20 days after the day on which any Dispute Notice is given, VERT and the Seller shall attempt to resolve such dispute. If they fail to reach a written agreement regarding the dispute, VERT shall refer the matter to KPMG LLP, and request KPMG LLP to also determine the Net Asset Value (the "Second Asset Valuation") within 30 days of such request. VERT shall give the Seller prompt notice of the results of the Second Asset Valuation. The average of the Net Asset Value determined by Tonneson and of the Net Asset Value determined by KPMG LLP shall be the final and binding Net Asset Valuation for the purposes of determining the Purchase Price Adjustment.

          (d) Prior to the Closing, VERT and Tonneson shall agree on Tonneson's cost of preparing the Net Asset Valuation and the financial statements to be prepared under Section 8.4. VERT shall pay the fees and expenses of Tonneson with respect to the Net Asset Valuation unless a Second Asset Valuation is required, in which case the Seller shall be responsible for paying the fees and expenses of Tonneson if the Second Asset Valuation produces a Net Asset Valuation that is less than 95% of that produced by Tonneson. VERT shall pay the fees and expenses of KPMG LLP with respect to a Second Asset Valuation, if such a valuation is requested under this Section 2.6.

          (e) Any rights accruing to any Party under this Section 2.6 shall be in addition to and independent of the rights to indemnification under Section 11 and any payments made to any Party under this Section 2.6 shall not be subject to the requirements of Section 11.

     2.7  Consent of Third Parties.  Nothing in this Agreement shall be
          ------------------------
construed as an attempt by the Seller to assign to the Buyer pursuant to this Agreement any Contract, permit, franchise, claim or asset included in the Purchased Assets that is by its terms or by law nonassignable without the consent of any other party or parties, unless such consent or approval shall have been given, or as to which all the remedies for the enforcement thereof available to the Seller would not by law pass to Buyer as an incident of the assignments provided for by this Agreement (a "Non-Assignable Contract"). To the extent that any Seller Required Consent in respect of, or a novation of, a Non-Assignable Contract shall not have been obtained on or before the Closing Date, the Buyer may elect to proceed with the Closing, in which case, the Seller shall continue to use reasonable efforts to obtain any such Seller Required Consent or novation after the Closing Date until such time as it shall have been obtained, and the Seller shall cooperate with the Buyer in any economically feasible arrangement to provide that the Buyer shall receive the interest of the Seller in the benefits under such Non-Assignable Contract, including performance by the Seller as agent if economically feasible, provided that Buyer shall undertake to pay or satisfy the corresponding Liabilities under the terms of such Non-Assignable Contract to the extent that the Buyer would have been responsible therefor if such consent or approval had been obtained. The Seller shall pay and discharge, and shall indemnify and hold harmless the Buyer and its Affiliates from and against, any and all out-of-pocket costs of seeking to obtain or obtaining any such Seller Required Consent whether before or after the Closing Date. Nothing contained in this Section 2.7 or elsewhere in this Agreement shall be deemed a waiver by the Buyer of its right to have received on the Closing Date an effective assignment of all of the Purchased Assets or of the covenant of the Seller to obtain all of the Seller Required Consents, nor shall this
Section 2.7 or any other provision of this Agreement be deemed to constitute an agreement to exclude from the Purchased Assets any Contracts as to which a Seller Required Consent may be necessary.

3.   Closing.
     -------

     3.1  Location, Date.  The closing for the Transactions (the "Closing")
          --------------
shall be held at the offices of Morgan, Lewis & Bockius LLP in Philadelphia, Pennsylvania, at 10:00 a.m. (local time) as promptly as practicable (and in any event within three Business Days) after the date on which there has been a satisfaction or waiver of the conditions to the consummation of the Transactions set forth in Sections 9 and 10, but in any event not later than June 16, 2000 (the "Termination Date"), unless the Parties agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the "Closing Date."

     3.2  Deliveries.  At the Closing, subject to the terms and conditions
          ----------
contained herein:

          (a) The Seller Parties shall deliver to the Buyer the following items:

               (i) an executed copy of each Transaction Document to which they are each a party;

               (ii) a certificate of the Chief Executive Officer of the Seller to the effect set forth in Sections 10.1 and 10.2, and each such certificate shall be deemed a representation of the related parties for the purposes of Section 11;

               (iii) executed releases or payoff letters (including per diem rates of interest) of any Encumbrance identified on Schedule 4.6 in forms satisfactory to the Buyer in its sole discretion;

               (iv) all Seller Required Consents (or in lieu thereof waivers). Such Seller Required Consents (or in lieu thereof, waivers) shall (A) be in a form and substance reasonably satisfactory to the Buyer, (B) not be subject to the satisfaction of any condition that has not been satisfied or waived and (C) be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof, waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect the Buyer, the Purchased Assets, the Assumed Liabilities or the Business or otherwise result in a diminution of the benefits of the Transactions to the Buyer; and

               (v) such other instruments and documents of conveyance and transfer, in form reasonably satisfactory to the Buyer and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, the Buyer all of the Seller's right, title and interest in and to the Purchased Assets. Simultaneously with such deliveries, all such steps will be taken by the Seller as may be required to put the Buyer in actual possession and operating control of the Purchased Assets.

          (b)  The Buyer shall deliver to the Seller Parties:

               (i) an executed copy of each Transaction Document to which it is a party;

               (ii) a certificate of an executive officer of the Buyer to the effect set forth in Sections 9.1 and 9.2 with respect to the Buyer, and each such certificate shall be deemed a representation of the related parties for the purposes of Section 11.

          (c) Buyer shall deliver the Closing Payment, the Firm Stock and the Floating Stock to the Seller and the Escrow Funds to the Escrow Agent in accordance with Section 2.2(b).

          (d) The Parties shall also deliver to each other the respective agreements, legal opinions and other documents and instruments in addition to good standing certificates, certified resolutions, cross receipts and such other items as may be reasonably requested.

4.   Representations and Warranties with respect to the Seller Parties.
     -----------------------------------------------------------------

The Seller Parties, jointly and severally, hereby represent and warrant to the Buyer Parties as follows:

     4.1  Corporate Status.  The Seller is a corporation duly organized, validly
          ----------------
existing and in good standing under the Laws of Massachusetts and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to be so qualified as a foreign corporation would not have a Material Adverse Effect. The Trust is a business trust duly created, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is qualified to do business as a foreign entity in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of the Seller and the Charter Documents of the Trust that have been delivered to the Buyer as of the date hereof are effective under applicable Laws and are current, correct and complete.

     4.2  Authorization.  The Seller has the requisite power and authority to
          -------------
(a) own the Purchased Assets, (b) carry on the Business, (c) execute and deliver the Transaction Documents to which it is or will be a party, and (d) perform the Transactions performed or to be performed by the Seller that Seller is or will be a party thereto. Such execution, delivery and performance by the Seller has been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by a Seller Party has been duly executed and delivered by the Seller Party and constitutes a valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally.

     4.3  Consents and Approvals.  Except for any filings, consents or approvals
          ----------------------
specified in Schedule 4.3 (collectively the "Seller Required Consents"), neither the execution and delivery by a Seller Party of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by such Seller Party, require any filing, consent, renegotiation or approval, constitute a Default or cause any payment obligation to arise under
(a) any Law or Court Order to which a Seller Party is subject, (b) the Charter Documents or bylaws of the Seller or (c) any Contract, Governmental Permit or other document to which a Seller Party is a party or by which the Business, Purchased Assets or other assets of the Seller may be bound.

     4.4  Stock Ownership.  The Trust is the sole record and beneficial owner of
          ---------------
all of the issued and outstanding capital stock of the Seller. The Stockholders are the sole record and beneficial holders of all of the issued and outstanding beneficial interests of the Trust.

     4.5  Financial Statements.  The Seller has delivered to the Buyer correct
          --------------------
and complete copies of (i) unaudited monthly financial statements of the Business, which do not include footnotes and which are subject to year-end adjustments, consisting of the balance sheet of the Business as of the end of each month for January 1, 1999 through December 31, 1999 and the related statements of income for the months then ended and (ii) audited financial statements of the Business consisting of the balance sheet of the Business as of December 31, 1997, 1998 and 1999 and the related statements of income and cash flows for the years then ended. All such financial statements are referred to herein collectively as the "Financial Statements." Complete copies of the Financial Statements are attached hereto as Schedule 4.5. The Financial Statements are consistent in all material respects with the books and records of the Seller, and there have not been or will not be any material transactions that have not been recorded in the accounting records underlying such Financial Statements. The balance sheets included in the Financial Statements (a) present fairly the financial condition of the Seller, and the Purchased Assets and the Assumed Liabilities as of the dates thereof and (b) do not include any assets that are not intended to constitute part of the Business or the Purchased Assets after giving effect to the Transactions (other than the Excluded Assets). The income statements included in the Financial Statements present fairly the results of operation of the Business for the periods indicated thereon. The income statements included in the Financial Statements do not reflect any operations that are not intended to constitute part of the Business or the Purchased Assets after giving effect to the Transactions (other than the Excluded Assets), and such statements reflect all material costs that historically have been incurred by the Business (other than Unassumed Liabilities). There are no Liabilities arising out of, relating to or connected with the Business except (a) as set forth or reflected on the Financial Statements, (b) for items disclosed in the Disclosure Schedules to this Agreement, (c) for purchase contracts and orders for Inventory in the normal course of the Business, (d) for Liabilities incurred since the Balance Sheet Date and not in violation of this Agreement in the ordinary course of the Business consistent with past practice and (e) Liabilities pursuant to this Agreement. The Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position and Assets and Liabilities of the Business as of the dates thereof, and the results of its operations for the periods then ended, subject to normal recurring year-end adjustments and the absence of notes in the case of unaudited Financial Statements. The balance sheet of the Seller as of November 30, 1999 that is included in the Financial Statements is referred to herein as the "Balance Sheet," and the date thereof is referred to as the "Balance Sheet Date."

     4.6  Title to Purchased Assets and Related Matters.  The Seller has good
          ---------------------------------------------
and marketable title to, valid leasehold interests in or valid licenses to use, all of the Purchased Assets, free from any Encumbrances except those specified in Schedule 4.6. The use of the Purchased Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not encroach on the property or rights of any Person. All Real Property and tangible personal property (other than Inventory) included in the Purchased Assets are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects. The Purchased Assets constitute all of the assets and services required for the continued operation of the Business by the Buyer as operated by the Seller during the past 12 months. The Purchased Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business during the past 12 months (except for Inventory sold, cash disposed of, Accounts Receivable collected, prepaid expenses realized, Contracts fully performed, properties or assets replaced by equivalent or superior assets, in each case in the ordinary course of business and the Excluded Assets). Except for the Excluded Assets, there are no assets or properties used in the operation of the Business that are owned by any Person other than the Seller that will not be licensed or leased to the Buyer under valid, current license arrangements or leases.

     4.7  Real Property.  Schedule 4.7 accurately describes all real estate used
          -------------
in the operation of the Business as well as any other real estate possessed or leased by the Seller (including street addresses and legal descriptions where known), and the improvements

(including fixtures, buildings and other structures) located on such real estate together with all rights, privileges, easements, licenses, hereditaments and other appurtenances relating thereto (collectively, the "Real Property"), and lists any leases other than the Building Leases under which any such Real Property is possessed (the "Real Estate Leases"). Except as set forth on
Schedule 4.7, neither the Seller nor any Affiliate thereof has any ownership interest in any real property used in the Business. Schedule 4.7 also accurately describes, to the Seller's knowledge, any other real estate previously owned, leased or otherwise operated by the Seller or any predecessor thereof and the time periods of any such ownership, lease or operation. All of the Real Property
(a) is usable in the ordinary course of business and is in good operating condition and repair and (b) conforms with any applicable Laws relating to its construction, use and operation. The Real Property complies with applicable zoning Laws. The Seller, or the landlord of any Real Property leased by the Seller, has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property. Each Building Lease and Real Estate Lease is in full force and effect and has not been assigned, modified, supplemented or amended except as indicated in this Agreement and neither landlord nor tenant under any such lease is in default under any such lease, and no circumstance or set of facts exist which, with the giving of notice or passage of time, or both, would permit landlord or tenant to terminate any such lease. Except as set forth on Schedule 4.7, no lease which is in any manner related to the Real Property requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated by this Agreement.

     4.8  Certain Personal Property.  Schedule 4.8 is a complete schedule of all
          -------------------------
fixed assets, describing all items of tangible personal property that were included in the Balance Sheet at a carrying value of at least $5,000. Except as specified in Schedule 4.8 and other than the purchase of Inventory in the ordinary course of business, since the Balance Sheet Date, the Seller has not acquired any items of tangible personal property that have a carrying value in excess of $50,000. All of such personal property included in Schedule 4.8 is, and any such personal property acquired after the date hereof in accordance with
Section 6.1 will be, usable in the ordinary course of business, and conforms and will conform with any applicable Laws relating to its construction, use and operation. Except for those items subject to the Non-Real Estate Leases, no Person other than the Seller owns any vehicles, equipment or other tangible assets located on the Real Property that have been used in the Business or that are necessary for the operation of the Business. The Purchased Assets are suitable for the purposes for which such assets are currently used or are held for use, and are in good working condition, subject to normal wear and tear, and there are no facts or conditions affecting the Purchased Assets that could, individually or in the aggregate, materially interfere in any respect with the use, occupancy or operation thereof as used, occupied or operated for the 12 months preceding the date hereof or their adequacy for such use.

     4.9  Non-Real Estate Leases.  Schedule 4.9 lists all assets and property
          ----------------------
used in the Business (other than Real Property) that are possessed by the Seller under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $25,000 (each, an

"Immaterial Lease"). Schedule 4.9 also lists the leases under which such assets and property listed in Schedule 4.9 are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Non-Real Estate Leases."

     4.10 Accounts Receivable.  The Accounts Receivable included in the
          -------------------
Purchased Assets are bona fide Accounts Receivable created in the ordinary course of business. All of the Accounts Receivable included in the Purchased Assets are collectible within 90 days from the respective dates of sale, without taking into account any reserve to be included in the determination of the Accounts Receivable specified in the Balance Sheet. No Seller Party knows of any facts or circumstances (other than general economic conditions) that are likely to result in any increase in the uncollectability of such Accounts Receivable.
Schedule 4.10 contains a list of all Accounts Receivable by customer name, invoice number, invoice date, and amount.

     4.11 Inventory.  Except as described in Schedule 4.11, the Inventory
          ---------
included in the Purchased Assets consists of items of good, usable and merchantable quality in all material respects and none of such Inventory is damaged or obsolete. Such Inventory is recorded in the Financial Statements in accordance with GAAP at the lower of cost (determined on the weighted-average method) or market (based upon net realizable value). Schedule 4.11(a) contains a list of all Inventory by product description, date acquired and cost, which separates with an appropriate heading, (i) Inventory being held under the Nortel contract, (ii) Inventory that is matched to a sales order, (iii) Inventory with scheduled ship dates more than 90 days from signing, and (iv) Inventory held with no sales orders.

     4.12 Liabilities.  The Seller does not have any Liabilities, other than (a)
          -----------
Liabilities specified on Schedule 4.12, (b) Liabilities specified in the Balance Sheet (except as heretofore paid or discharged) or (c) Liabilities incurred in the ordinary course since the Balance Sheet Date that, individually or in the aggregate, are not material to the Business

     4.13 Taxes.  Except as set forth in Schedule 4.13, the Seller has duly
          -----
filed all Tax Returns that it was required to file. All such Tax Returns were true, correct and complete in all material respects. The Seller has paid all Taxes that have come due whether or not shown on such returns or pursuant to any assessment received. All Taxes that the Seller has been required by Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by the Seller for such payment. The Seller has not received any notice from any taxing authority in any jurisdiction where the Seller does not pay Taxes that it is or may be subject to taxation by that jurisdiction. There are no proceedings or other actions, nor is there any basis for any proceedings or other actions, for the assessment and collection of additional Taxes of any kind for any period for which returns have or should have been filed. There are no liens for Taxes on any of the assets of the Seller (except for liens for Taxes not yet due and payable). None of the Assumed Liabilities is an obligation to make payments that will not be deductible under Section 280G of the Code. Each of the foreign entities has been treated as a disregarded entity for US federal income tax purposes under the applicable section of the IRC and the applicable Treasury Regulations thereunder.

     4.14 Subsidiaries.  Except as set forth on Schedule 4.14, the Seller does
          ------------
not own,
directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

     4.15 Legal Proceedings and Compliance with Law.
          -----------------------------------------

          (a) Except as set forth in Schedule 4.15(a), there is no Litigation that is pending or, to the Seller's knowledge, threatened against the Seller or any Purchased Asset. There has been no material Default under any Laws, including Environmental Laws, applicable to the Business or any Purchased Asset and the Seller has not received any notices from any governmental entity regarding any alleged Defaults applicable to the Seller or any Purchased Asset under any Laws. There has been no Default with respect to any Court Order applicable to the Seller or any Purchased Asset.

          (b) Without limiting the generality of Section 4.15(a), except as described in Schedule 4.15(b), there has not been any Environmental Condition
(i) at the premises at which the Business is or has been conducted by the Seller, any Affiliate thereof or any predecessor of any of them, (ii) at any property owned, leased or operated at any time by the Seller, any Person controlled by the Seller or any predecessor of any of them, or (iii) to the knowledge of the Seller, at any property at which wastes have been deposited or disposed by or at the behest or direction of any of the foregoing, nor has the Seller received notice of any such Environmental Condition. "Environmental Condition" means any condition or circumstance, including a Release or the presence of Hazardous Substances, whether created by the Seller or any third party, at or relating to any such property or premises specified in any of clauses (i) through (iii) of this paragraph (b) that has or may reasonably be expected to (A) requires abatement or correction under an Environmental Law, (B) gives rise to any civil or criminal liability on the part of the Seller under an Environmental Law, or (C) has created a public or private nuisance.

          (c) The Seller has delivered to the Buyer complete copies of any written reports, studies or assessments in the possession or control of the Seller or any Affiliate thereof that relate to any Environmental Condition.
Schedule 4.15(c) identifies any other reports, studies or assessments that relate to any Environmental Condition of which any Seller Party has knowledge.

          (d) The Seller has obtained and is in full compliance with all Governmental Permits relating to the Business or any Purchased Asset, all of which are listed in Schedule 4.15(d) along with their respective expiration dates, that are required for the complete operation of the Business as currently operated. All of such Governmental Permits are currently valid and in full force and the Seller has filed such timely and complete renewal applications as may be required with respect to such Governmental Permits. To the knowledge of the Seller, no revocation, cancellation or withdrawal thereof has been threatened.

     4.16 Contracts.
          ---------

          (a) Schedule 4.16 lists all current Contracts of the following types to which the Seller is a party or by which it is bound, except for Minor Contracts:

               (i) Contracts with any present or former stockholder, director, officer, employee, partner or consultant of the Seller or any Affiliate thereof;

               (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any real or personal property from or the performance of services by a third party, in excess of $25,000 in any individual case, or any Contracts for the sale of products that involve an amount in excess of $25,000 with respect to any one supplier or other party, other than purchase orders for the purchase or sale of Inventory in the ordinary course of business;

               (iii) Contracts to sell or supply products or to perform services that involve an amount in excess of $25,000 in any individual case;

               (iv) Contracts to lease to or to operate for any other party any real or personal property that involve an amount in excess of $25,000 in any individual case;

               (v) Any license, franchise, distributorship, sales agency of other arrangements, including those that relate in whole or in part to any software technical assistance or other know-how used in the past 24 months;

               (vi) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, stockholders or Affiliates of the Seller or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

               (vii) Contracts for any capital expenditure or leasehold improvements;

               (viii) Any Contracts under which any Encumbrances exist;

               (ix) Contracts limiting or restraining the Seller from engaging or competing in any business with any Person; and

               (x) Any other Contracts (other than Minor Contracts and those described in any of (i) through (ix) above) not made in the ordinary course of business.

          (b) The Seller has delivered to the Buyer complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth on Schedule 4.16.

          (c) The Contracts listed in Schedule 4.16 and the Minor Contracts excluded from Schedule 4.16 based on the term or amount thereof are referred to herein as the "Seller

Contracts." The Seller is not in Default under any Seller Contracts (including any Real Estate Leases and Non-Real Estate Leases), which Default could result in a Liability on the part of the Seller in excess of $10,000 in any individual case, and the aggregate Liabilities that could result from all such Defaults do not exceed $50,000. The Seller has not received any communication from, or given any communication to, any other party indicating that the Seller or such other party, as the case may be, is in material Default under any Seller Contract. To the knowledge of the Seller, (i) none of the other parties in any such Seller Contract is in material Default thereunder and (ii) each such Seller Contract is enforceable against any other parties thereto in accordance with terms thereof.

     4.17 Insurance.  Schedule 4.17 lists all policies or binders of insurance
          ---------
held by or on behalf of the Seller, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. There is no material Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder. There is no notice of non-renewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by the Seller.

     4.18 Intellectual Property.
          ---------------------

          (a)  Contracts.
               ---------

               (i) Schedule 4.18(a)(i) contains a complete and accurate list and summary description, including any royalties paid or received by the Seller, of all Contracts relating to the Intellectual Property to which the Seller is a party or by which the Seller is bound, except for any license implied by the sale of a product and perpetual, paid-up royalty free and transferable license rights for "off-the-shelf" third party application software that the Seller licenses for use in the Business, in any individual case, under a license with a maximum payment obligation on the part of the Seller of less than $10,000 ("Off-the-Shelf Software"). There are no outstanding and, to the Seller's knowledge, no threatened disputes or disagreements with respect to any such Contract. Except for any rights under written licenses or other written Contracts related to Intellectual Property, no current or former employee of the Seller and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

               (ii) All employees and consultants of the Seller who are involved in the design, review, evaluation or development of the Intellectual Property have executed a nondisclosure agreement (a "Confidentiality Agreement").

               (iii) Except as specified on Schedule 4.18(a)(iii), to the Seller's knowledge, none of the employees or consultants of the Seller is subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of the Business. To the Seller's knowledge, no employee of the Seller has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his or her work to anyone other than the Seller.

               (iv) To the Seller's knowledge, no employee or consultant of the Seller (a) has used any other Persons' Trade Secrets or other information that is confidential in the course of his or her work or (b) is, or is currently expected to be, in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any Confidentiality Agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

          (b)  Know-How Necessary for the Business.
               -----------------------------------

               (i) The Intellectual Property constitutes all of the Intellectual Property that has been used or relied upon in the operation of the Business during the past 12 months. Except as described on Schedule 4.18(b)(i), the Seller is the owner of all right, title and interest in and to each item of the Intellectual Property, free and clear of any Encumbrances, and has the right to use, without payment to a third party, all of the Intellectual Property.

               (ii) Except as set forth in Schedule 4.18(b)(ii) all former and current employees of the Seller have executed written Contracts with the Seller that assign to the Seller all rights to any inventions, improvements, discoveries or information made during or derived from their relationship to the Seller.

          (c)  Patents.
               -------

               (i)   The Seller has no ownership interest in any Patent.

               (ii) To the Seller's knowledge, the Seller does not infringe, nor has the Seller been alleged to infringe, any patent or other proprietary right of any other Person.

          (d)  Trademarks.
               ----------

               (i) Schedule 4.18(d)(i) contains a complete and accurate list and summary description of all Trademarks in which the Seller has an ownership interest. The Seller is the owner of all right, title and interest in and to each of the Trademarks, free and clear of any Encumbrances.

               (ii) All Trademarks that have been registered with the US Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date.

               (iii) Except as set forth on Schedule 4.18(d)(iii), no Trademark has been or is now involved in any opposition, invalidation or cancellation and, to the Seller's knowledge, no such action is threatened with respect to any of the Trademarks.

               (iv) To the Seller's knowledge, there is no potentially interfering trademark or trademark application of any third party with respect to any Trademark that has been registered with the US Patent and Trademark Office.

               (v) Except as set forth on Schedule 4.18(d)(v), to the Seller's knowledge, no Trademark is infringed or has been challenged or threatened in any way. The Seller does not, to its knowledge, infringe, nor has the Seller been alleged to infringe, any trade name, trademark or service mark of any third party.

               (vi) All products and materials containing a registered Trademark bear the proper federal registration notice where permitted by law.

          (e)  Copyrights.
               ----------

               (i)   The Seller has no Copyrights.

               (ii) To the Seller's knowledge, the Seller does not infringe, nor has the Seller been alleged to infringe, any copyright or any third party or is a derivative work based on the work of at third party.

          (f)  Trade Secrets.
               -------------

               (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

               (ii) The Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.

               (iii) The Seller has good title and an absolute right to use its Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Seller's knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Seller) or to the detriment of the Business. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     4.19 Software.
          --------

          (a) Schedule 4.19(a) contains a complete list of all the Software Products. Each Component performs substantially in accordance with the specifications, documentation and other written material used in connection with the sale, license, distribution, marketing or use thereof and is free of defects in programming and operation except such defects as would not materially and adversely affect the use of such Component for its intended purposes.

          (b) Except as specified on Schedule 4.19(b), all right, title and interest in and to each Component is owned by the Seller, free and clear of all Encumbrances. No government funding was utilized in the development of any of the Software Products. To the Seller's knowledge, the sale, license, distribution, marketing or use of each Component by the Seller does not violate any rights of any other Person, and the Seller has not received any communication alleging such a violation. Except as specified on Schedule 4.19(b), the Seller does not have any obligation to compensate any Person for the sale, license, distribution, marketing or use of the Components. The Seller has not granted to any other Person any license, option or other right in or to any of the Software Products.

          (c) The Seller does not have any obligation owing to any Person to maintain, modify, improve or upgrade any of the Components, except under a customer-specific services agreement.

          (d) The Seller has kept secret and has not disclosed the source codes for the Software Products to any Person other than to those Persons identified on Schedule 4.19(d).

          (e) There is no Year 2000 Problem with respect to the Business. Any license for the use of any Component permits the Seller or a third party to make all modifications, conversions or corrections necessary to permit such Component used in the Business to operate compatibly, in conformance with their respective specifications and to be Year 2000 Compliant, and any source code necessary to take any such action is validly in the possession of the Seller or an authorized agent or is subject to a source code escrow agreement. Except as set forth on
Schedule 4.19(e), no Component of any System used in the Business is subject to the federal export control Laws.

          (f) Except as set forth on Schedule 4.19(f), the Seller is not a party to electronic data interchange, electronic funds transfer or electronic commerce either through direct transmission to or from a third party's information system or infrastructure system or through the Internet or any website of the Seller or any third party.

          (g) Schedule 4.19(g) lists all Contracts between or among the Seller, any employee thereof and a third party that imparts or that imparted an obligation of noncompetition, secrecy, confidentiality or non-disclosure upon the Seller, any employee thereof or any third party. Except as described in
Schedule 4.19(g), the Seller has no reason to believe that the Seller or any employee thereof either is or was under any obligation of noncompetition, secrecy, confidentiality or non-disclosure to any third party.

          (h) Any Custom Software included in the Purchased Assets, together with all know-how and processes used in connection therewith, functions as intended, is in machine-readable form, and includes all computer programs, materials, tapes, know-how, object and source codes and procedures used by the Seller.

     4.20 Employee Relations.  Except as set forth on Schedule 4.20, the Seller
          ------------------
is not (a) a party to, involved in or, to the Seller's knowledge, threatened by, any labor dispute or unfair labor practice charge, employment discrimination charge or other employment or labor related claims, nor (b) currently negotiating any collective bargaining agreement. The Seller has not experienced during the last three years any work stoppage. The Seller has delivered to the Buyer a complete and correct list of the names and salaries, bonus and other cash compensation of all current employees (including officers) of the Seller engaged in performing services for the Seller whose cash compensation for 1999 is expected to be at least $20,000.

     4.21 ERISA.
          -----

          (a) Schedule 4.21 contains a complete and accurate list of all Benefit Plans applicable to all Seller employees, and that is sponsored or maintained by the Seller or under which the Seller is obligated to contribute or participate. The Seller has delivered to the Buyer (i) accurate and complete copies of all such Benefit Plan documents, all formal and informal amendments, and all other documents relating thereto, including (if applicable) all summary plan descriptions, trust agreements, service agreements, summary annual reports and insurance contracts, (ii) all employee manuals and handbooks containing personnel or employee relations policies, (iii) all Internal Revenue Service determination letters for the Benefit Plans, if applicable, (iv) accurate and complete detailed summaries of all unwritten Benefit Plans, (v) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all such Benefit Plans for which financial statements or actuarial reports are required or have been prepared, (vi) all notices that were issued within the last three years by the Internal Revenue Service, US Department of Labor, or any other governmental entity with respect to the Benefit Plans, and (vii) accurate and complete copies of all annual reports for all such Benefit Plans (for which annual reports are required) prepared within the last three years. Each such Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan in Schedule 4.21.

          (b) All such Benefit Plans conform (and at all times have conformed) in all respects to, and are being administered and operated (and have at all time been administered and operated) in compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered, except where the failure to so file or deliver would not have a Material Adverse Effect. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA involving any of the Benefit Plans that could subject Seller to any material penalty or tax imposed under the Code or ERISA.

          (c) Except as is set forth in Schedule 4.21, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Seller does not have any reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to adversely affect such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan. Copies of the most recent Internal Revenue Service determination letters, if any, have been delivered to the Buyer. Except as set forth in Schedule 4.21, the Seller has never maintained or contributed to any other Benefit Plan.

     (d) The Seller does not sponsor, maintain or contribute to, and has never sponsored, maintained or contributed to, or had any liability with respect to any employee benefit plan subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA, nor does it have a current or contingent obligation to, or ever had an obligation to, or have any other liability with respect to, contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). The Seller does not have any liability with respect to any benefit plan or arrangement other than with respect to such Benefit Plans.

     (e) There are no pending or, to the knowledge of the Seller, any threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of the Seller or any of its officers, directors or employees under ERISA or any other applicable Law, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of the Seller, any basis for such claim. The Benefit Plans are not the subject of any pending (or to the knowledge of the Seller, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") or any other governmental entity, and no matters are pending with respect to a Benefit Plan under any Internal Revenue Service program.

     (f) The Seller has paid all amounts that the Seller is required to pay as contributors to the Benefit Plans as of the last day of the most recent fiscal year of each of the Benefit Plans; all benefits accrued under any funded or unfunded Benefit Plan will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee payroll with respect to Benefit Plans have been transferred to the appropriate Benefit Plan in a timely manner as required by applicable Law.

     (g) The Seller does not maintain any welfare benefit fund within the meaning of Section 419 of the Code. With respect to any such Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan") and except as specified in Schedule 4.21, (i) each Welfare Plan for which contributions are claimed by the Seller as deductions under any provision of the Code complies with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code,
(iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act, the applicable provisions of the Social Security Act, the Health Insurance Portability and Accountability Act of 1996, and other applicable laws, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified in
Schedule 4.21, no Benefit Plan provides any health, life or other welfare coverage to employees of the Seller beyond termination of their employment with the Seller by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the Laws of any state or locality.

     (h) Except as otherwise set forth on Schedule 4.21, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment to be made by the Seller or an Affiliate of the Seller becoming due to any employee or former employee, officer or director, or (ii) increase or vest any benefits payable under any Benefit Plan.

     (i) Except as otherwise set forth on Schedule 4.21, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, officer or director of the Seller who is a disqualified individual (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect will not be characterized as an excess parachute payment (as such term is defined in Section 280G(b)(1) of the Code). The Seller has not declared or paid any bonus compensation in contemplation of the Transactions.

     (j) All Persons classified by the Seller as independent contractors satisfy and have at all times satisfied the requirements of all applicable Law to be so classified; the Seller has fully and accurately reported their compensation on IRS Forms 1099 when required to do so; and the Seller has no obligations to provide benefits with respect to such Persons under the Benefit Plans or otherwise. No individuals are currently providing, or have ever provided, services to the Seller pursuant to a leasing agreement or similar type of arrangement, nor has the Seller entered into any arrangement whereby services will be provided by such Persons.

     (k) Except as provided in this Agreement, the Seller has made no plan or commitment, whether or not legally binding, to create any additional Benefit Plan or to modify or change any existing Benefit Plan. No statement, either written or oral, has been made by the Seller to any Person with regard to any Benefit Plan that was not in accordance with the Benefit Plan and that could have an adverse economic consequence to the Seller.

     4.22 Corporate Records.  The minute books of the Seller contain complete,
          -----------------
correct and current copies of its Charter Documents and bylaws and of all material minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders. The stock record books of the Seller are complete, correct and current.

     4.23 Absence of Certain Changes.  Except as set forth on Schedule 4.23, the
          --------------------------

Business has been conducted in the ordinary course since December 31, 1998, and there has not been with respect to the Seller any of the items specified below since December 31, 1998:

          (a) any change that has had or is reasonably likely to have a Material Adverse Effect;

          (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise, except for dividends distributed to the Stockholders solely for the payment of taxes consistent with past practices;

          (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

          (d) any sale, assignment or transfer of Purchased Assets, or any additions to or transactions involving any Purchased Assets, other than those made in the ordinary course of business;

          (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

          (f) any payments to any Affiliate of a Seller Party, other than wages and reimbursements in accordance with past practices and except as specified in
Schedule 4.23.

     4.24 Previous Sales; Warranties.  The Seller has not breached any express
          --------------------------
or implied warranties in connection with the sale or distribution of goods or the performance of services, except for breaches that, individually and in the aggregate, are not material and are consistent with past practice of the Business.

     4.25 Customers and Suppliers.  The Seller has used reasonable business
          -----------------------
efforts to maintain, and currently maintains, good working relationships with all of the customers and suppliers of the Business. Schedule 4.25 specifies for each year of the three years ending December 31, 1997, 1998 and 1999 the names of the respective customers that were, in the aggregate, the 20 largest customers in terms of dollar value of products or services, or both, sold by the Business. Except as specified on Schedule 4.25, none of such customers has given Seller notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Seller. Schedule 4.25 also specifies for each year of the three years ending December 31, 1997, 1998 and 1999 the names of the respective suppliers that were, in the aggregate, the 20 largest suppliers in terms of dollar value of products or services, or both, used by the Seller. None of such suppliers has given the Seller notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Seller.

     4.26 Operation of the Business.  Except as described on Schedule 4.26, (a)
          -------------------------
the Business has been conducted only through the Seller and not through any other divisions or any direct or indirect subsidiary or Affiliate of the Seller, and (b) no part of the Business has been operated by any Person other than the Seller. No Person other than the Seller owns or possesses any assets or properties that have been used in the Business, other than Persons who have granted to the Seller leasehold interests in or valid licenses to use other assets or properties used in the Business pursuant to Contracts that are listed on Schedule 4.16. Neither the Seller nor any Affiliate of the Seller, engages, directly or indirectly, in any business activities that are competitive with the Business.

     4.27 Finder's Fees.  Except for Arthur Andersen LLP, no Person retained by
          -------------
the Seller is or will be entitled to any commission or financial advisor's or similar fee in connection with the Transactions.

     4.28 Investment Representations.
          --------------------------

          (a) No Seller Party has relied on any purchaser representative, or a Buyer Party, in connection with the acquisition of the Shares hereunder. Each Seller Party (i) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares, (ii) fully understands the nature, scope and duration of the limitations on transfer contained in this Agreement and (iii) can bear the economic risk of an investment in the Shares and can afford a complete loss of such investment. Each Seller Party has had an adequate opportunity to ask questions and receive answers from the officers of the Buyer Parties concerning any and all matters relating to the transactions described herein including without limitation the background and experience of the officers and directors of the Buyer Parties. Each Seller Party has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to its satisfaction. Each Seller Party acknowledges that the officers of the Buyer Parties have not assured, guaranteed or otherwise led any Seller Party to expect any particular level of performance in the market value or other value of the Shares.

          (b) Each Seller Party further represents, warrants, acknowledges and agrees that it (i) is acquiring the Shares under this Agreement for its own account, and not on behalf of other persons, and for investment and not with a view to the resale or distribution of all or any part of the Shares and (ii) will not sell or otherwise transfer the Shares prior to the Effective Date unless, in the opinion of counsel who is satisfactory to the Buyer Parties, the transfer can be made without violating the registration provisions of the Securities Act and the rules and regulations promulgated thereunder.

          (c) Each Seller Party further represents, warrants, acknowledges and agrees that it is making an investment decision based solely on its review of the documents filed publicly by VERT with the Securities and Exchange Commission and the terms of the Transaction Documents and is not relying, and has not relied, upon anything outside of the immediately aforementioned sources in making its investment decision.

          (d) Each Seller Party, individually, represents and warrants that it is an accredited investor as that term is defined in Rule 501(a) of Regulation
D. Each Seller Party understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Buyer Parties are relying upon the truth and accuracy of, and the Seller Parties' compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller Parties set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller Parties to acquire the Shares.

          (e) The Seller Parties each understand that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

          (f) Each Seller Party understands that, until such time as the Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 or any other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

     4.29 Additional Information.  Schedule 4.29 accurately sets forth the
          ----------------------
following:

          (a) the names of all officers, directors, managers and members of the Seller;

          (b) the names of all Persons holding powers of attorney from a Seller Party and a summary statement of the terms thereof; and

          (c) all names under which each Seller Party has conducted any Business or which they have otherwise used at any time during the past five years.

     4.30 Transactions with Affiliates.  Except as set forth on Schedule 4.30,
          ----------------------------
no Affiliate of any Seller Party owns or has a controlling ownership interest in any Person that is a party to any Contract with respect to the Purchased Assets or the Business.

     4.31 Accuracy of Information.  No representation or warranty by a Seller
          -----------------------
Party in any Transaction Document, and no information contained therein or otherwise delivered by or on behalf of a Seller Party to the Buyer in connection with the Transactions, including the Financial Statements, Disclosure Schedules and Exhibits hereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

5.   Representations and Warranties of the Buyer and VERT.  The   Buyer and
     ----------------------------------------------------
VERT, jointly and severally, hereby represent and warrants to the Seller Parties, as follows:

     5.1  Organizational Status. VERT is a corporation duly organized, validly
          ---------------------
existing and in good standing under the Laws of Pennsylvania and is qualified to do business in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware and is qualified to do business in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect.

     5.2  Authorization.  Each of VERT and the Buyer have the requisite power
          --------------
and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by VERT or the Buyer has been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by VERT or the Buyer has been duly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against it in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally.

     5.3  Financing.  VERT has the funds required to pay the Purchase Price in
          ---------
accordance with Section 2.2 and to consummate the Transactions.

     5.4  Consents and Approvals.  Except for filings that may be required to
          ----------------------
comply with the HSR Act, neither the execution and delivery by the Buyer of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by the Buyer, require any filing, consent or approval (other than the approval of the Board of Directors of the Buyer), constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which the Buyer is subject, (b) the Charter Documents or operating agreement of the Buyer or (c) any Contract, Governmental Permit or other document to which the Buyer is a party or by which the properties or other assets of the Buyer may be bound.

     5.5  Finder's Fees.  No Person retained by the Buyer is or will be entitled
          -------------
to any commission or finder's or similar fee in connection with the Transactions.

     5.6  Reports. VERT has heretofore delivered or made available to the Seller
          -------
Parties, in the form filed with the Commission, together with any amendments thereto, all documents that VERT has filed with the Commission (collectively, the "SEC Reports"). The SEC Reports were prepared substantially in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under such act, and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.7  Accuracy of Information.  No representation or warranty by VERT or the
          -----------------------
Buyer in any Transaction Document contains any untrue statement of a material fact.

6.   Covenants of the Seller Parties.
     -------------------------------

     6.1  Conduct of the Business.  Between the date of this Agreement and the
          -----------------------
Closing Date:

          (a) The Seller shall conduct its Business in all material respects in the ordinary course and use commercially reasonable efforts to maintain the good will of all current business relationships.

          (b) The Seller shall use commercially reasonable efforts to preserve substantially intact its business organization and keep available the services of each of its present officers and employees.

          (c) The Seller shall not, without the prior written consent of the Buyer, which consent shall not be, in the Buyer's sole discretion, unreasonably withheld, delayed or conditioned, amend its Charter Document or bylaws, if applicable, and shall not, without the prior written consent of the Buyer:

               (i) issue, sell or otherwise dispose of any of its capital stock, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its capital stock;

               (ii)  reclassify, split up or otherwise change its capital stock;

               (iii) be party to any merger, consolidation or other business combination other than in strict conformity with the terms and procedures set forth on Schedule 6.1(c); or

               (iv) sell, lease, license or otherwise dispose of any of the Purchased Assets (including, but not limited to rights with respect to the Intellectual Property), except in the ordinary course of business;

          (d) The Seller shall not, without the prior written consent of the Buyer, which consent shall not be, in the Buyer's sole discretion, unreasonably withheld, delayed or conditioned:

               (i) declare, make or pay any dividends or other distributions, except for distributions to the Stockholders for the payment of 1999 state and federal income taxes and the payment of up to two quarters of estimated 2000 state and federal taxes prior to their due dates;

               (ii) borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money, except for borrowings in the ordinary course of business under the Seller's existing line of credit from Fleet Bank;

               (iii) acquire or dispose any of the Purchased Assets, other than Inventory in the ordinary course of business consistent with past practices;

               (iv) create any material Encumbrance on any of the Purchased Assets;

               (v) except in the ordinary course of business, increase in any manner the compensation of any partner, director or officer or increase in any manner the compensation of any class of employees;

               (vi) except as set forth on Schedule 6.1(d)(vi), create or materially modify any bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan;

               (vii) enter into, amend, modify, terminate (partially or completely), grant any waiver under or give any consent with respect to any Contract, except in the ordinary course of business;

               (viii) violate, breach or default under in any material respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under any term or provision of any Contract or any License;

               (ix) engage in any transaction with respect to its Business with any partner, officer, director, Affiliate or associate of a Seller Party or any associate of any such partner, officer, director or Affiliate, except for the continuation of existing business relationships with any such party that has been disclosed to the Buyer hereunder;

               (x) make any capital expenditure or acquire any property or assets for a cost in excess of $5,000 in any one case or $70,000 in the aggregate, except for the acquisition of Inventory in the ordinary course of business and consistent with past practices;

               (xi) enter into any agreement that materially restricts it from carrying on its Business;

               (xii) cancel any material debts of others or waive any material claims or rights;

               (xiii) act or omit from taking any action that would cause any of the representations and warranties in Section 4 to be inaccurate; or


               (xiv) entering into any Contract to do or engage in any of the foregoing.

     6.2  Access to Information.  From the date hereof and up to and including
          ---------------------
the Closing Date, the Seller shall give the Buyer Parties and its representatives (including VERT's accountants, counsel, consultants, employees and such other representatives as VERT may designate from time to time), upon reasonable notice and during normal business hours, full access to the Real Property, Contracts, books, records and affairs of the Seller. The Seller Parties shall cause the Seller's officers and employees to furnish to VERT all documents, records and information (and copies thereof) related to the Business as VERT or its representatives may reasonably request.

     6.3  Satisfaction of Liabilities.  After the Closing, the Stockholders
          ---------------------------
shall cause the Seller to satisfy, in accordance with the terms thereof, any and all third party Liabilities that are not Assumed Liabilities: provided, however, that the Seller shall be entitled to dispute or challenge any such liabilities prior to satisfying the same.

     6.4  No Solicitation.  From and after the date hereof and up to and
          ---------------
including the Termination Date, without the prior written consent of the Buyer Parties, the Seller Parties will not, and will not authorize or permit any Seller Representative to, directly or indirectly, solicit, negotiate, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. Any Seller Party that receives any such inquiries, offers or proposals shall (a) notify VERT orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the Person making it), within 48 hours of the receipt thereof, (b) keep VERT informed of the status and details of any such inquiry, offer or proposal, and (c) give VERT five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal.

     6.5  Competition and Confidentiality.
          -------------------------------

          (a) During the period beginning on the Closing Date and ending on the third anniversary thereof (the "Non-Competition Period"), no Seller Party nor any Affiliate of a Seller Party (each, a "Restricted Party") shall, within North America, directly or indirectly, in any capacity, render services, engage or have a financial interest in, any business that shall be competitive with any of those business activities that have constituted part of the Business at any time during the past 12 months from the date hereof, nor shall any Restricted Party assist any Person that shall be engaged in any such business activities, including making available any information or funding to any such Person; provided, however, that nothing in this Section 6.5(a) shall prohibit any Restricted Party from owning up to 5% of the issued and outstanding securities of any publicly traded company. During the Non-Competition Period, no Restricted Party shall solicit any employee of the Business hired by the Buyer for the purposes of having any such employee terminate his or her employment with the Buyer. In addition, during the Non-Competition Period, each Restricted Party immediately shall inform any Person that inquires about the Business that the Business has been sold to the Buyer, and such Restricted Party shall promptly inform the Buyer of such inquiry. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to time or space, the court is hereby requested and authorized by the Parties to revise the foregoing restriction to include the maximum restrictions allowable under applicable Law. Each Restricted Party acknowledges, however, that this Section
6.5 has been negotiated by the Parties and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the Business.

          (b) No Restricted Party will, at any time, represent that it is continuing to carry on the Business, except in connection with any Restricted Party's employment by the Buyer following the Closing.

          (c) Each Seller Party recognizes and acknowledges that by reason of its involvement with the Business, it has had access to Trade Secrets relating to the Business. Each Seller Party acknowledges that such Trade Secrets are a valuable and unique asset and covenants that it will not allow the disclosure of any such Trade Secrets to any Person for any reason whatsoever, unless such information is in the public domain through no wrongful act of such Seller Party or such disclosure is required by law.

          (d) The terms of this Section 6.5 shall apply to any Restricted Party that is not one of the Parties to the same extent as if it were a party hereto, and each Seller Party shall take whatever reasonable actions may be necessary to cause any of its controlled Affiliates to adhere to the terms of this Section 6.5.

          (e) In the event of any breach or threatened breach by any Restricted Party of any provision of this Section 6.5, the Buyer shall be entitled to injunctive or other equitable relief, restraining such party from using or disclosing any Trade Secrets in whole or in part, or from engaging in conduct that would constitute a breach of the obligations of a Restricted Party under this Section 6.5. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of Damages.

          (f) It is expressly acknowledged and emphasized that the agreements of the Seller Parties to be bound by the terms and conditions of this Section
6.5 are material and indispensable to this Agreement and that without the agreements of the Selling Parties to be bound by this Section 6.5, as well as the other provisions of this Agreement, the Buyer Parties would not have entered into this Agreement.

     6.6  Transfer of Purchased Assets and Business.  On and prior to the
          -----------------------------------------
Closing Date, the Seller Parties shall take such reasonable steps as may be necessary or appropriate, in the judgment of the Buyer, at and after the Closing so that the Buyer shall be placed in actual possession and control of all of the Purchased Assets and the Business. In furtherance thereof, the Seller shall execute and deliver such additional instruments of conveyance and transfer as the

Buyer may reasonably require, in the judgment of the Buyer, in order to more effectively vest in it, and put it in possession of, the Purchased Assets.

     6.7  Employees and Business Relations.  From the date hereof and up to and
          --------------------------------
including the Closing Date, the Seller shall use commercially reasonable efforts (but shall not be required to increase wages or benefits) to keep available the services of the current employees and agents of the Seller and to maintain its relations and goodwill with the suppliers, customers, distributors of the Seller and any others having a business relation with the Seller. The Seller authorizes the Buyer to offer employment to any of the Seller's employees as of the Closing Date, and the Seller shall terminate on the Closing Date the employment of any of its employees who desire to accept offers of employment from the Buyer. In addition, between the date of this Agreement and the Closing Date, to the extent requested by the Buyer, the Seller shall introduce the Buyer to the customers and suppliers of Seller and recommend that they continue doing business with the Buyer after the Closing Date.

     6.8  Related Parties.  The Stockholders shall cause the Seller and any
          ---------------
other controlled Affiliate to the take or refrain from taking any action that may be necessary to carry out the Transactions.

     6.9  Restrictions on Transfer.  Except as provided in Schedule 6.9, the
          ------------------------
Seller Parties shall not, until the second anniversary of the Closing Date, (i) offer, pledge (other than pursuant to the Pledge Agreement), sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Shares regardless of whether any such transaction described above is to be settled by delivery of the Shares, in cash or otherwise, (each, a "Prohibited Share Action") without the prior written consent of VERT. In furtherance of the foregoing, the Seller Parties acknowledge and understood that VERT and its transfer agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Section 6.9. Notwithstanding the foregoing, the Seller shall be entitled to transfer the Shares to an entity directly or indirectly wholly-owned by LeSaffre and Benedict; provided that such entity
                                                  -------------
agrees to be bound by the terms of this Agreement and the Transaction Documents.

     6.9  Update Disclosure Schedules.  Between the date hereof and the Closing
          ---------------------------
Date, the Seller Parties shall promptly disclose to VERT in writing any information set forth in the Disclosure Schedules that is no longer complete, true or applicable and any information of the nature of that set forth in the Disclosure Schedules that arises after the date hereof and that would have been required to be included in the Disclosure Schedules if such information had been obtained on the date of delivery thereof.

     6.10 Termination of seller's 401(k) Plan.  The Seller shall take whatever
          -----------------------------------
action is necessary to cause the adoption of resolutions to terminate the R.W. Electronics, Inc. Profit Sharing Plan (the "Seller's 401(k) Plan") as of the Closing Date, subject to the subsequent approval of the Internal Revenue Service (the "IRS"). The Seller shall, within 90 days after the

Closing Date, apply for a post-Closing determination from the IRS that the termination of the Seller's 401(k) Plan has not adversely affected the Seller's 401(k) Plan's qualified status under section 401(a) of the Code or the exempt status of the related trust under section 501(a) of the Code. The Seller shall take all reasonable and necessary steps to obtain a favorable determination letter from the IRS on the Seller's 401(k) Plan and its related trust. The Seller shall, within 60 days after receipt of such favorable determination letter, make final distributions from the Seller's 401(k) Plan in accordance with the terms of the Plan. Upon the reasonable request of the Seller, the Buyer shall reasonably make available to the Seller no more than five of the Seller's former employees employed by the Buyer on or after the Closing Date for purposes of assisting the Seller in the preparation of the aforementioned determination letter; provided, however, that the Seller shall promptly reimburse the Buyer for any reasonable expenses incurred by the Buyer in so assisting the Seller.

7.   Covenants of Buyer and VERT.
     ---------------------------

     7.1  Related Parties.  VERT shall cause any other controlled Affiliate to
          ---------------
take or refrain from taking any action that may be necessary to carry out the Transactions.

     7.2  Bulk Sales.  The Buyer and VERT hereby waives the Seller's compliance
          ----------
with any bulk sales laws that may apply to the Transactions, including with respect to Taxes; provided, however, that the Seller Parties hereby, jointly and severally, indemnify the Buyer and VERT against any Damages that either the Buyer or VERT may incur that it would not have incurred if the Seller had complied with any such bulk sales laws.

     7.3  Registration Rights.

          (a) VERT shall use reasonable efforts to cause to be declared effective by the Commission, within 180 days from the Closing Date, a registration statement (the "Required Registration Statement") with respect to the Shares. If the Required Registration Statement is not declared effective within 180 days from the Closing Date, then, for each complete 30 day period thereafter, 5% of the Firm and Escrow Stock (in the aggregate) then subject to
Section 6.9 shall be removed from the restriction set forth in Section 6.9. VERT shall use its best efforts to cause the Required Registration Statement to remain effective for 12 months after the Effective Date.

          (b) If VERT proposes to file a separate registration statement with respect to the Common Stock prior to the filing of the Required Registration Statement, the Buyer shall give prompt notice to the Seller Parties and will include in such registration (the "Piggyback Registration") subject to the allocation provisions discussed in Sections 7.3(d) and 7.3(e), all Shares with respect to which VERT has received, within five Business Days after such notice is given by VERT, written request for inclusion; provided, however, that the Seller Parties shall have no Piggyback Registration rights in connection with a registration statement filed in connection with VERT's 5 1/4% Convertible Subordinated Debentures (the "Convertible

Debentures").

          (c) VERT will pay the expenses related to registration of the Shares; provided, however, the Seller Parties shall pay any underwriting commissions and selling expenses related to the registration of the Shares.

          (d) If a Piggyback Registration is an underwritten primary registration on behalf of VERT and the managing underwriter advises VERT in writing that marketing factors require a limitation on the number of Shares to be offered and sold, there shall be included in the offering only that number of Shares, if any, that such managing underwriter reasonably believes, in its sole discretion, will not jeopardize the success of the offering.

          (e) If a Piggyback Registration is initiated as an underwritten secondary registration on behalf of the holders of the Common Stock, and the managing underwriters advise VERT in writing that marketing factors require a limitation on the number of Shares to be offered and sold, VERT will allocate the securities to be included as follows: pro rata on the basis of the number of shares of Common Stock owned among (i) any other Person selling in the registration and (ii) the Seller Parties.

          (f) If a Piggyback Registration is underwritten, the Seller Parties shall not be entitled to select the investment bank(s) or manager(s) nor shall the Seller Parties be entitled to make decisions regarding the underwriting arrangements for the offering.

          (g) VERT shall furnish to the Stockholders such reasonable number of copies of the Required Registration Statement, such prospectuses as are contained in the Required Registration Statement and such other documents as the Stockholders may reasonably request in order to facilitate the offering of the Shares.

          (h) VERT shall prepare and promptly file with the Commission and promptly notify the Holders of the filing of such amendments or supplements to the Required Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions, if, at the time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Upon the delivery of any notice by VERT to the Stockholders that the Required Registration Statement or the prospectus contained therein contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if VERT is engaged in any conduct that, in the good faith judgment of VERT's Chief Financial Officer, requires the Stockholders to refrain from selling Shares under such prospectus, the Stockholders shall not sell any Shares under such prospectus until VERT has informed the Stockholders that the Stockholders can once again sell Shares under such prospectus. VERT shall also advise the Stockholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Required

Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     (i) The Stockholders shall furnish VERT with such information regarding the Stockholders as VERT may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     (j)   Indemnification.
           ---------------

           (i) VERT will indemnify and hold harmless the Stockholders from and against any and all losses, damages, liabilities, costs and expenses to which the Stockholders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Required Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, VERT will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of a Stockholder.

           (ii) Each of the Stockholders, jointly and severally, will indemnify and hold harmless VERT and each person, if any, who controls VERT within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which VERT or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Required Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of a Stockholder for use in the preparation thereof.

           (iii) Promptly after receipt by an indemnified party pursuant to the provisions of Section 7.3(j)(i) or (ii) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Section 7.4(j)(i) or (ii), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 7.4(j)(i) or (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (x) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (y) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (z) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.


8.   Mutual Covenants.
     ----------------

     8.1   Fulfillment of Closing Conditions. Between the date of this Agreement
           ---------------------------------
 and the Closing Date, each Party shall use commercially reasonable efforts to fulfill the conditions specified in Sections 9 and 10. In connection with the foregoing, each Party will (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate as of the Closing, and take any reasonable actions within its control that would be necessary to prevent its representations and warranties from being inaccurate as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to in Sections 9 and 10, (c) comply with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the Transactions,
 (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any Laws (including any approval required under the HSR Act), Contracts or otherwise, including any Seller Required Consents in the case of the Seller and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions.

     8.2   Employees.
           ---------

           (a) At least 10 Business Days prior to the Closing Date, the Seller shall provide the Buyer a list of all employees of the Seller who have been engaged in the Business at any time during the past 12 months ("Eligible Employees") identified by name, US social security number (if applicable, and, if not, a valid I-9 Form for such employee), hire date and then current base salary or hourly wage. The Buyer shall offer, or cause to be offered, employment to all employees of the Seller upon such terms as the Buyer deems appropriate. The

Seller shall not take any actions to prevent or inhibit its employees from accepting employment with the Buyer. The Seller shall remain solely responsible for all Liabilities arising out of or related to any legal duty or obligation, pursuant to any express or implied contract, policy, plan, statute, ordinance, regulation, or common law, that it or its agents may have had, have or will have, as the employer of any employee of the Business (including without limitation, in connection with the consummation of the Transactions). Without limiting the foregoing, the Seller shall retain all responsibility and liability with respect to the Benefit Plans, and the Buyer shall have no responsibility or liability with respect to the Benefit Plans.

     (b) No later than 5 Business Days prior to the Closing Date, the Seller shall provide the Buyer with a list of all employees, former employees, dependents or other beneficiaries of the Seller who have experienced a COBRA qualifying event, as defined in ERISA Section 603, and as of the Closing Date are either (i) eligible to receive COBRA coverage or (ii) are receiving COBRA coverage. The Seller shall provide the Buyer with an updated list on the Closing Date. On and after the Closing Date, the Buyer shall provide COBRA coverage to the extent required by law to the individuals specified on the list provided to the Buyer by the Seller on the Closing Date.

     (c) No later than 10 Business Days prior to the Closing Date, the Seller shall provide each of the Seller's employees with an outstanding loan under the Seller's 401(k) Plan with the opportunity to receive a loan directly from the Seller to enable the employee to repay such outstanding loan balance under the Seller's 401(k) Plan. The Seller's loan to the employee shall be evidenced by a legally enforceable note on substantially the same terms as the employee's loan under the Seller's 401(k) Plan. Within 10 Business Days prior to the Closing Date, the Seller shall provide Buyer with a list of all employees who have entered into loans with the Seller and copies of the notes evidencing such loans. The Buyer hereby agrees to assume only those outstanding loans for those specified employees who become employees of the Buyer on the Closing Date. Such loans shall be assumed by the Buyer under the same terms and conditions of such loan between the Seller and the specified employees.


     8.3    Disclosure of Certain Matters.  The Seller Parties on the one hand,
            -----------------------------
and Buyer on the other hand, shall give the Seller Parties and the Buyer, respectively, prompt notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed by such Party under this Agreement, (b) would cause any of the representations and warranties of such Party contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof or (c) gives any such Party any reason to believe that any of the conditions set forth in
Section 9 or 10 will not be satisfied prior to the Termination Date (defined below).

     8.4    Additional Financial Statements.  Within 45 days after the Closing
            -------------------------------
Date, the Parties shall cause Tonneson to prepare and deliver to the Parties audited financial statements of the Business for the period from January 1, 2000 until the Closing Date consisting of a balance sheet as of the Closing Date and related statements of income and cash flows for the period then ended (the "Closing Financial Statements"). In preparing the Closing Financial Statements, Tonneson shall follow GAAP, consistently applied and in accordance with the Seller's past practices.

     8.5    Public Announcements.  Any public announcement or similar publicity
            --------------------
with respect to this Agreement or the Transactions will be issued, if at all, at such time and in such manner as VERT determines; provided, however, that VERT shall seek the prior consent of the Seller as to the form of the announcement. Unless consented to by VERT in advance or required by Law, prior to the Closing, the Seller Parties shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person other than the Seller's Representatives. The Seller Parties and VERT will consult with each other concerning the means by which the Seller's employees, customers, and suppliers and others having dealings with the Seller will be informed of the Transactions, and the Buyer Parties will have the right to be present for any such communication.

     8.6    Transfer Taxes.  The Seller and the Buyer shall each pay at the
            --------------
Closing one-half of all state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Purchased Assets hereunder. The Buyer shall have no liability with respect to the so-called Massachusetts "Sting Tax."

     8.7    Confidentiality. If the Transactions are not consummated, each Party
            ---------------
shall treat all information obtained in its investigation of another Party or any Affiliate thereof, and not otherwise known to them or already in the public domain, as confidential and shall return to such other Party or Affiliate all copies made by it or its representatives of confidential information provided by such other Party or Affiliate.

     8.8    Expenses.  Except as otherwise provided herein, the Parties shall
            --------
each pay all of their respective legal, accounting and other expenses incurred by such Party in connection with the Transactions.

     8.9    Accounts Receivable. Immediately following the 90 day anniversary of
            -------------------
the Closing Date, or as soon thereafter as is practicable for the Buyer, the Parties shall review Schedule 4.10 and determine whether all of the Accounts Receivable listed on such schedule have been collected. If there are any amounts on such schedule that have not been collected, the Seller shall have 10 additional Business Days following such review to collect any then outstanding Accounts Receivable that were listed on Schedule 4.10. If after such 10 day period, any Accounts Receivable listed on Schedule 4.10 remain uncollected, after taking into account the bad debt reserve reflected on the Financial Statements, the Buyer shall be entitled to recover such amount from the Escrow Funds. The Seller shall be entitled to receive such uncollected Accounts Receivable from the Buyer and shall be entitled to retain any amounts collected therefrom. If it is determined that any portion of the bad debt reserve remains available after application of the bad debt reserve to any uncollected outstanding Accounts Receivable listed on Schedule 4.10, the amount of such remainder shall be paid to the Seller in cash by the Buyer (such amount, the "AR Reserve Remainder"). To the extent there is any disagreement between the Buyer and the Seller under this Section 8.9 as to the amounts set forth on
Schedule 4.10 and whether such amounts were collected, notice of such dispute must be provided in writing to the non-disputing party within 10 Business Days following the review of Schedule 4.10 provided for in this Section 8.9, and the parties will negotiate in good faith to resolve the dispute among themselves within 10 days of the delivery of such notice. If the dispute is not resolved in such time period, it shall be adjudicated by nationally recognized public accountants chosen by the Buyer and the determination of such accountants shall be determinative of the matter.

     8.10   Inventory.  Immediately following the 90 day anniversary of the
            ---------
Closing Date, or as soon thereafter as is practicable for the Buyer, the Parties shall review Schedule 4.11(a) and determine the amount of Inventory on such schedule that was sold since the Closing Date and the amount at which the Inventory was sold. If any Inventory listed on Schedule 4.11(a) other than Inventory under management pursuant to the Nortel Agreement remains unsold or was sold in the ordinary course of business at a price below the price at which it was listed on Schedule 4.11(a), after taking into account the inventory reserve reflected on the Financial Statements, the Buyer shall be entitled to recover such aggregate amount from the Escrow Funds. The Seller shall be entitled to receive the unsold Inventory from the Buyer and shall be entitled to liquidate such Inventory in a mutually agreed upon manner between the Buyer and the Seller. The Seller shall be entitled to the proceeds of such liquidation. If it is determined that any portion of the inventory reserve remains available after application of the inventory reserve to any unsold Inventory listed on
Schedule 4.11(a), the amount of such remainder shall be paid to the Seller in cash by the Buyer (such amount, the "Inventory Reserve Remainder"). To the extent there is any disagreement between the Buyer and the Seller under this
Section 8.10 as to the amounts set forth on Schedule 4.11(a) and whether such Inventory was sold and the price at which any Inventory was sold, notice of such dispute must be provided in writing to the non-disputing party within 10 Business Days following the review of the Parties of Schedule 4.11(a) as provided in this Section 8.10, and the parties will negotiate in good faith to resolve the dispute among themselves within 10 days of the delivery of such notice. If the dispute is not resolved in such time period, it shall be adjudicated by nationally recognized public accountants chosen by the Buyer and the determination of such accountants shall be determinative of the matter.

9.   Conditions Precedent to Obligations of the Seller Parties.
     ---------------------------------------------------------

     All obligations of the Seller Parties to consummate the Transactions are subject to the satisfaction (or waiver by the Seller) prior thereto of each of the following conditions:

      9.1    Representations and Warranties. The representations and warranties
             ------------------------------
of the Buyer Parties contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 9.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, result or would reasonably be expected to result in a material reduction in the benefits to be received by the Seller hereunder.

     9.2    Agreements, Conditions and Covenants. The Buyer Parties shall have
            ------------------------------------
performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date; provided, however, that for purposes of this Section 9.2 only, the Buyer Parties shall have deemed to have complied with such agreements, conditions and covenants unless the failure or failures to do so, individually or in the aggregate, result or would reasonably be expected to result in a material reduction in the benefits to be received by the Seller hereunder.

     9.3    Legality.  No Law or Court Order shall have been enacted, entered,
            --------
promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the Transactions illegal or otherwise prohibiting the consummation of the Transactions. The Parties shall have received any clearance that may be required under the HSR Act.

10.  Conditions Precedent to Obligations of the Buyer.  All obligations of the
     ------------------------------------------------
Buyer Parties to consummate the Transactions are subject to the satisfaction (or waiver by all such Parties) prior thereto of each of the following conditions:

     10.1   Representations and Warranties. The representations and warranties
            ------------------------------
of the Seller Parties contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 10.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, result or would reasonably be expected to result in a material reduction in the benefits to be received by the Buyer Parties hereunder.

     10.2   Agreements, Conditions and Covenants.  The Seller Parties shall have
            ------------------------------------
performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with or by them on or before the Closing Date; provided, however, that for purposes of this
Section 10.2 only, the Seller Parties shall have deemed to have complied with such agreements, conditions and covenants unless the failure or failures to do so, individually or in the aggregate, results or would reasonably be expected to result in a material reduction in the benefits to be received by the Buyer Parties hereunder.

     10.3   Legality.  No Law or Court Order shall have been enacted, entered,
            --------
promulgated or enforced by any court or governmental authority that is in effect and (a) has the effect of making the Transactions illegal or otherwise prohibiting the consummation of the Transactions or (b) in the reasonable discretion of VERT, has a reasonable likelihood of causing a material reduction in the benefits to be received by the Buyer Parties hereunder.

     10.4   Due Diligence Review.  The Buyer Parties shall have completed and
            --------------------
shall be
fully satisfied in its sole discretion with the results of its review of, and its other due diligence investigations with respect to, among other things, the Business, management, operations, results of operations, assets, Liabilities, properties, Purchased Assets, employee benefits matters, prospects and condition (financial and otherwise) of the Seller, including contacts with customers, suppliers and employees.

     10.5   Disclosure Schedules.  VERT, in its sole discretion, shall be
            --------------------
satisfied with the form and substance of the Disclosure Schedules and any updated versions thereof.

     10.6   Seller Required Consents and Approvals.  All consents, approvals and
            --------------------------------------
actions of, filings with and notices to any governmental or regulatory authority (including any clearance that may be required under the HSR Act) necessary to permit the Buyer Parties and the Seller Parties to perform their obligations under this Agreement, to enable the Buyer to operate the Business as it was operated on the date hereof by the Seller and to consummate the Transactions (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to VERT, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have occurred.

     10.7   Third Party Consents.  All consents (or in lieu thereof waivers) to
            --------------------
the performance by the Buyer and the Seller of their obligations under this Agreement or to the consummation of the transaction contemplated hereby as are required under any Contract to which the Buyer or the Seller is a party or by which any of their respective assets are bound (i) shall have been obtained,
(ii) shall be in form and substance reasonably satisfactory to the Buyer, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to have a Material Adverse Effect or otherwise result in a material diminution of the benefits of the Transactions to the Buyer.

     10.8   Lease termination.  The Roadrunner Realty Trust Building Lease for
            -----------------
Suites 1 through 4 at 206 Andover Street, Andover, Massachusetts, shall have been terminated.

11.  Indemnification.
     ----------------

     11.1   By the Seller Parties.  From and after the Closing Date, the Seller
            ---------------------
Parties, jointly and severally, shall indemnify and hold harmless each of VERT and the Buyer and (if any) their respective successors and assigns, and their respective officers, directors, employees, stockholders, agents, Affiliates and any Person who controls any of such Persons within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Buyer Party") from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable "attorneys", "consultants" and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Buyer Party in connection therewith, including consequential and punitive damages) (collectively, "Damages") that such Indemnified Buyer Party may sustain, suffer or incur and that result from, arise out of or relate to (a) any breach of any of the representations, warranties, covenants or agreements of a Seller Party contained in this Agreement, (b) any Unassumed Liability, (c) any Liability arising out of or related to the actual or constructive termination of any employee, (d) any Liability (other than any Liability relating to COBRA obligations set forth under Section 8.2(b)) arising out of employment-related claims relating to, or arising out of, the continued employment of employees of the Seller (i.e., those who have not accepted employment with the Buyer as of the Closing Date), (e) any Liability of the Seller involving any Excluded Asset, and (f) any Liability that arises out of, or relates to, the loans assumed by the Buyer in accordance with Section 8.2(c), provided, however, that such indemnification hereunder shall not be limited by any minimum, maximum, or time period that otherwise would apply to indemnified items.

     11.2  By VERT and the Buyer.  From and after the Closing Date, VERT and the
           ---------------------
Buyer, jointly and severally, shall indemnify and hold harmless the Seller Parties and their respective successors and assigns, and (if any) their respective officers, directors, employees, stockholders, agents, Affiliates and any Person who controls any of such Persons within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Seller Party") from and against any Damages that such Indemnified Seller Party may sustain, suffer or incur and that result from, arise out of or relate to (a) any breach of any of the respective representations, warranties, covenants or agreements of the Buyer contained in this Agreement, and (b) any Assumed Liability.

     11.3  Procedure for Claims.
           --------------------

           (a) Any Person who desires to seek indemnification under any part of this Section 11 (each, an "Indemnified Party") shall give written notice in reasonable detail (a "Claim Notice") to each Party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") and the Escrow Agent prior to any applicable Expiration Date (as defined in Section 11.4). Such notice shall briefly explain the nature of the claim and the parties known to be invoked, and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within 60 days after the matter giving rise to the claim becomes finally resolved, and the Second Claim Notice shall specify the amount of the claim. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within 30 days (the "Response Period") after the later of (i) the date that the Claim Notice is given or (ii) if a Claim Notice is first given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is given. Any Claim Response shall specify whether the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response in accordance with the terms hereof or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor.

     (b) If any Indemnitor shall be obligated to indemnify an Indemnified Party pursuant to this Section 11, such Indemnitor shall pay to such Indemnified Party the amount to which such Indemnified Party shall be entitled within 15 Business Days after the day on which such Indemnitor became so obligated to the Indemnified Party. If the Indemnified Party shall be an Indemnified Buyer Party, it shall first seek payment of the Damages to which it is entitled under this
Section 11 from the Escrow Funds, but only to the extent that Escrow Funds are then being held by the Escrow Agent and are not subject to other claims for indemnification; thereafter, if the amount of the Escrow Funds available for payment of Damages is less than the amount of Damages to which such Indemnified Buyer Party is entitled, such Indemnified Buyer Party shall seek indemnification directly from the Seller Parties. If any Indemnitor fails to pay all or part of any indemnification obligation when due, then such Indemnitor shall also be obligated to pay to the applicable Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the Prime Rate plus 5%.

     (c) The claims period for the Escrow Funds shall commence on the date hereof and shall continue until the date on which VERT timely files or should have filed its Annual Report on Form 10-K for the year ending December 31, 2000 in accordance with the rules and regulations of the Commission (the "Claims Period"). Upon the expiration of the Claims Period, any Escrow Funds then remaining shall be released to the Seller; provided, however, that if any claim is pending as of the expiration of the Claims Period, Escrow Funds in an amount equal to the amount of any pending claims shall remain in escrow with the Escrow Agent pursuant to the Escrow Agreement until such claims are finally resolved. Any Claim Notice shall be considered timely made for the purposes of this
Section 11 if given prior to the termination of the Claims Period and in accordance with the notice requirements of Section 15. Any Claim Response shall be considered timely made for the purposes of this Section 11 if given prior to the termination of the Response Period and in accordance with the notice requirements of Section 15.

     (d) If, during the Response Period, an Indemnified Party receives a Claim Response from the Indemnitor, then for a period of 45 days (the "Resolution Period") after the Indemnified Party's receipt of such Claim Response, the Indemnified Party and the Indemnitor shall endeavor to resolve any dispute arising therefrom. If such dispute is resolved by the parties during the Resolution Period, the amount that the parties have specified as the amount to be paid by the Indemnitor, if any, as settlement for such dispute shall be conclusively deemed to be an obligation of such Indemnitor. If the parties are unable agree upon a resolution to such dispute prior to the expiration of the Resolution Period (or any extension thereto to which the Indemnitor and Indemnified Party agree in writing), the issue shall be presented to the American Arbitration Association in Philadelphia, Pennsylvania (the "AAA") for determination. The written determination of the AAA shall be binding upon the Parties.

     (e) If the Indemnified Party is an Indemnified Buyer Party and, pursuant to Section 11(b), such Indemnified Buyer Party is obligated to seek any portion of the funds to which such Indemnified Buyer Party is entitled from the Escrow Funds, then, within two Business Days from the date on which such Indemnified Buyer Party became entitled to such funds, the Indemnified Buyer Party and the Indemnitor shall provide joint written instructions to the Escrow Agent as to
(i) the amount of funds, if any, to be dispersed from the Escrow Funds and (ii) instructions as to the manner in which such funds shall be dispersed by the Escrow Agent.

     (f) Notwithstanding any other provision of this Section 11, except as provided below in this Section 11.3(f), the Indemnified Buyer Parties on the one hand, and the Indemnified Seller Parties on the other hand, shall be entitled to indemnification hereunder with respect to any claim for Damages only when the aggregate of all Damages to such Indemnified Parties from all such breach of representations or warranties, plus, in the case of the Indemnified Buyer Parties, the AR Reserve Remainder and/or the Inventory Reserve Remainder, if any, exceeds $200,000 (the "Deductible Amount") and then only to the extent of such excess amount. The foregoing limitation with respect to the Deductible Amount shall not apply, however, to (a) any breach of the Seller Parties" representations or warranties under Sections 4.1 through and including 4.6 or
4.13 and (b) a breach of any representations or warranties of a Party to this Agreement that were made with an intent to mislead or defraud or with a reckless disregard of the accuracy thereof. In addition, in the case of the Claim that may be made based on a breach of a representation or warranty as well as on any other item described in clauses (a) through (e) of the first sentence of Section 11.1, such limitations regarding the Deductible Amount shall not apply to the extent that such Claim is not based solely on an asserted breach of a representation or warranty. Notwithstanding the foregoing, the maximum limitation for claims arising out of or related to any matters set forth in
clause (a) shall be $25,000,000.   In addition, the calculation of the
Deductible Amount shall include any Damages incurred by an Indemnified Party for which the Indemnified Party would have been entitled to claim indemnification under this Section 11 with respect to a breach of a representation or warranty but for such Claim being excluded as a result of the qualification of such representation or warranty by the knowledge of a particular party or related exceptions.

     (g)    (i)  It is the intent of the Parties that the Escrow Funds consist of at least $25,000,000, prior to any claims for indemnification that may be made by the Indemnified Buyer Parties. Upon the Effective Date of the Required Registration Statement, the Seller shall have the right, during the 45 day period following the Effective Date to instruct the Escrow Agent to release to a broker mutually satisfactory to the Buyer and the Seller from the Escrow Funds a sufficient number of shares (the "Monetization Shares") of the Escrow Stock that the Seller reasonably believes will generate at least $25,000,000 in net proceeds pursuant to a sale under the Required Registration Statement (the
"Monetization Notice").   The Seller shall, as a condition to the release of the
Escrow Stock for sale pursuant to this Section 11.3(g), provide the broker with written instructions (with a copy of such instructions simultaneously provided to the

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

Escrow Agent and the Buyer) providing for the proceeds of the sale of such Escrow Stock to be wired directly to the Escrow Agent to be placed into the escrow account. The Escrow Agent shall release to the Seller the remaining shares of Escrow Stock (the "Excess Escrow Shares"), as well as any cash proceeds in excess of $25,000,000 following the sale of the Monetization Shares. The Excess Escrow Shares shall be immediately subject to the restrictions provided in Section 6.9. Furthermore, on or prior to the expiration of the 45-day period following the Effective Date, the Seller shall have the right to deliver to the Escrow Agent an irrevocable letter of credit from the Seller, LeSaffre and/or Benedict in favor of VERT or the Buyer that shall expire no earlier than the expiration of the Claims Period in the amount of $25,000,000 from a financial institution reasonably acceptable to the Seller and the Buyer (the "Letter of Credit").

                   (ii) If the Seller does not deliver a Monetization Notice and does not deliver the Letter of Credit, after the expiration of the 45-day period following the Effective Date, the Seller shall, upon the Buyer's written instruction, instruct the Escrow Agent to release to a broker mutually satisfactory to the Buyer and the Seller from the Escrow Funds the Monetization Shares for sale under the Required Registration Statement. The Seller shall provide the broker with written instructions (with a copy of such instructions simultaneously provided to the Escrow Agent and the Buyer) providing for the proceeds of the sale of such Escrow Stock to be wired directly to the Escrow Agent to be placed into the escrow account. The Escrow Agent shall release to the Seller the Excess Escrow Shares, as well as any cash proceeds in excess of $25,000,000 following the sale of the Monetization Shares.

             (h) If, prior to the sale of Monetization Shares or the delivery of a Letter of Credit as provided in Section 11.3(g), an Indemnified Buyer Party is entitled to indemnification under Section 11, the Indemnified Buyer Party shall elect between recovering its Damages (i) directly from a reduction in the Escrow Stock or (ii) by deferring the recovery of its claim until such time as the Monetization Shares are sold or a Letter of Credit is delivered, as provided in Section 11.3(g). If an Indemnified Buyer Party elects to recover its Damages from a reduction in the Escrow Stock, the Escrow Stock shall be valued, on a per share basis, according to the per share price of the Common Stock as reported on the Nasdaq National Market on the date immediately preceding the date on which the Seller becomes obligated to pay such claim under this Section 11. Prior to any such recovery of Damages from a reduction in the Escrow Stock, the Seller shall be given the option to pay the Buyer such Damages in cash. If the price of the Common Stock has fallen such that the aggregate market value of the Escrow Stock is insufficient to satisfy completely any claim submitted by an Indemnified Buyer Party, the Indemnified Buyer Party shall be entitled to recover any deficiency directly from the Firm Stock pursuant to the Pledge Agreement. If an Indemnified Buyer Party elects to defer recovery, it shall be entitled to recover from the proceeds of the sale of the Monetization Shares or by drawing down on the Letter of Credit, in addition to the amount of Damages to which they are otherwise entitled, interest on the deferred portion of its indemnified claim at annual rate equal to Prime Rate (as measured from the date the deferral began).

     11.4    Claims Period.  Any claim for indemnification under this Section 11
             -------------
shall be made by giving a Claim Notice under Section 11.3 on or before the applicable "Expiration Date"

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

specified below in this Section 11.4, or the claim under this Section 11 shall be invalid. The following claims shall have the following respective "Expiration Dates": (a) the date on which VERT timely files or should have filed its Annual Report on Form 10-K for the year ending December 31, 2000 --any claims that are not specified in any of the succeeding clauses; (b) the date on which the applicable statute of limitations expires--any claim for Damages related to (i) a breach of any representations or warranties of a Party to this Agreement that were made with an intent to mislead or defraud or with a reckless disregard of the accuracy thereof, or (ii) any claim with respect to Taxes; and (c) in perpetuity -- any Unassumed Liability. If more than one of such Expiration Dates applies to a particular claim, the latest of such Expiration Dates shall be the controlling Expiration Date for such claim. So long as an Indemnified Party gives a Claim Notice for an Unliquidated Claim on or before the applicable Expiration Date, such Indemnified Party shall be entitled to pursue its rights to indemnification with respect to any claim detailed in such Claim Notice regardless of the date on which such Indemnified Party gives the related Liquidated Claim Notice.

     11.5   Third Party Claims.  An Indemnified Party that desires to seek
            ------------------
indemnification under any part of this Section 11 with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such Action. After such notice, any Indemnitor may, or if so requested by such Indemnified Party, any Indemnitor shall, participate in such Action or assume the defense thereof, with counsel satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of the Indemnitor (which consent shall not be unreasonably withheld). Any failure to give prompt notice under this Section 11.5 shall not bar an Indemnified Party's right to claim indemnification under this Section 11, except to the extent that an Indemnitor shall have been harmed by such failure.

     11.6   Effect of Investigation or Knowledge.  Any claim by the Buyer for
            ------------------------------------
indemnification shall not be adversely affected by any investigation by or opportunity to investigate afforded to the Buyer, nor shall such a claim be adversely affected by the Buyer's knowledge on or before the Closing Date of any breach of the type specified in the first sentence of Section 11.1 or of any state of facts that may give rise to such a breach. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not adversely affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants or obligations.

12.  Termination.
     -----------

     12.1   Grounds for Termination. The Parties may terminate this Agreement at
            -----------------------
any time before the Effective Time as provided below:

            (a) by mutual written consent of each of the Seller Parties and the Buyer

Parties;

     (b) by any Party, if the Closing shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 12.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

     (c) by any Party, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

     (d) by VERT, if a Seller Party shall have breached any of its covenants hereunder in any material respect or if the representations and warranties of the Seller Parties contained in this Agreement or in any certificate or other writing delivered by a Seller Party pursuant hereto shall not be true and correct in any material respect, and, if such breach is subject to cure, the Seller Parties, have not cured such breach within 10 Business Days of the Buyer's notice of an intent to terminate; or

     (e) by a Seller Party, if a Buyer Party shall have breached any of its covenants hereunder or if the representations and warranties of the Buyer Parties contained in this Agreement or in any certificate or other writing delivered by the Buyer pursuant hereto shall not be true and correct in any material respect, and, if such breach is subject to cure, the Buyer has not cured such breach within 10 Business Days of notice of an intent to terminate.

     12.2    Effect of Termination.  If this Agreement is terminated pursuant to
             ---------------------
Section 12.1, any Party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another Party.

13.  General Matters.
     ---------------

     13.1    Contents of Agreement.  This Agreement, together with the other
             ---------------------
Transaction Documents, sets forth the entire understanding of the Parties with respect to the Transactions and supersedes all prior agreements or understandings among the parties regarding those matters.

     13.2    Amendment, Parties in Interest, Assignment, Etc. This Agreement may
             -----------------------------------------------
be amended, modified or supplemented only by a written instrument duly executed by each of the Parties. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties. Nothing in this Agreement shall confer any rights upon any Person other than the Parties and their respective heirs, legal representatives, successors and permitted assigns, except as provided in Section
11. No Party shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party.

     13.3   Further Assurances.  At and after the Closing, the Parties shall
            ------------------
execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

     13.4   Interpretation. Unless the context of this Agreement clearly
            --------------
requires otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to any gender include all genders (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to," (e) references to "hereunder" or "herein" relate to this Agreement and (f) all currencies refer to United States dollars. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

     13.5   Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     13.6   Disclosure Schedules. Any items listed or described on the
            --------------------
Disclosure Schedules shall be listed or described under a caption that specifically identifies the section(s) of this Agreement to which the item relates (which, in each case, shall constitute the only valid disclosure with respect to such section(s)).

14.  Remedies.
     --------

     The indemnification rights under Section 11 are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any Party, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by Section 11.

15.  Notices.
     -------

     All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail, facsimile message or Federal Express or other nationally recognized overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express or facsimile to, the address or facsimile number set forth below, unless such address or facsimile number is changed by notice to the other Parties:

     If to Seller Parties:

          Peter L. LeSaffre
          358 Bear Hill Road
          North Andover, MA 01845

          and

          Robert R. Benedict
          50 Battery Street
          Unit 310, Burroughs Wharf
          Boston, MA 02109

          with a required copy to:

               McDermott, Will & Emery
               28 State Street
               Boston, MA 02109-1775
               Attn:  Adolfo R. Garcia, P.C.
               FAX:  617-535-3800

     If to the Buyer Parties:

          VerticalNet, Inc.
          700 Dresher Road
          Horsham, PA 19044
          Attn:  Gene S. Godick and
          Legal@verticalnet.com
          FAX: 215-784-1962

          with a required copy to:

               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, PA  19103-6993
               Attn:  Michael L. Pillion, Esq.
               FAX: 215-963-5299

16.  Governing Law.
     -------------

     This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without regard to its provisions concerning choice of laws or choice of forum. The Parties hereby irrevocably submit themselves to the non-exclusive jurisdiction of the state and federal courts sitting in the Commonwealth of Pennsylvania and agree and consent that services of process may be made upon it in any legal proceedings relating hereto by any means allowed under state or federal law.


     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.


                         R.W. ELECTRONICS, INC. d/b/a Real World


                         By:______________________________
                         Name:
                         Title:

                         R.W. ELECTRONICS TRUST


                         By:______________________________
                         Name:
                         Title:

                         _________________________________
                         PETER L. LESAFFRE


                         _________________________________
                         ROBERT R. BENEDICT

                         VERTICALNET, INC.


                         By:______________________________
                         Name:  Gene S. Godick
                         Title:   Sr. Vice President and Chief Financial Officer

                         NECX.com LLC



                         By:______________________________
                         Name:  Gene S. Godick
                         Title:  Chief Financial Officer